Exhibit 10.3
                                                               ------------
















                                      LEASE


                                     between


                       WASHINGTON PLAZA ASSOCIATES, L.P.,

                                   "Landlord"


                                       and


                                MICROFRAME, INC.,

                                    "Tenant"




                                February 18, 1999

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            LEASE, dated February 18, 1999, between WASHINGTON PLAZA ASSOCIATES,
L.P., a New Jersey limited partnership, having an office c/o Lincoln Equities Group, 301 Route 17 North, 9th Floor, Rutherford, New Jersey 07070 (herein called "LANDLORD") and MICROFRAME, INC., a New Jersey corporation, having an office at 21 Meridian Road, Edison, New Jersey 08820 (herein called "TENANT").


                              W I T N E S S E T H:

            Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises (as hereinafter defined), for the Term (as hereinafter defined), at the Rent (as hereinafter defined) and otherwise upon, subject to and in accordance with the following terms and conditions of this Lease.

            In respect thereof, Landlord and Tenant hereby agree as follows:

                      ARTICLE 1 BUILDING, PREMISES AND TERM

1.1         Building.

            The building in which the Premises are located (herein called the "BUILDING") is located on the land (herein called the "LAND") described in Exhibit A attached hereto and made a part hereof, and the Building, together with the Land, is known as Washington Plaza, having a street address of 1551 South Washington Avenue, Piscataway, New Jersey.

1.2         Premises

            The premises demised by this Lease (herein called the "PREMISES") are located on and comprise a portion of the first (1st) floor of the Building, substantially as shown hatched on the floor plan attached hereto as Exhibit B and made a part hereof. For purposes of this Lease, the Premises shall be conclusively deemed to consist of 26,247 rentable square feet.

1.3         Term.

            1.3.1 The term of this Lease (herein called the "Term") shall commence on the Commencement Date (as hereinafter defined in Section 1.3.2 hereof), and shall end at 11:59 p.m. on the last day of the month in which occurs the tenth (10th) anniversary of the day immediately preceding the Commencement Date (herein called "Expiration Date"), or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

            1.3.2 The "COMMENCEMENT DATE", subject to the following provisions of this Section 1.3.2, shall be the earliest of (a) the date that Tenant shall have commenced occupancy of the Premises for the conduct of its usual business or (b) five (5) days after the date that Landlord shall have (1) substantially completed the Initial Tenant Work (as hereinafter defined in Section 1.5


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hereof), and (2) If required for the lawful occupancy of the Premises, obtained a certificate of occupancy or other license or permit, if any, required by law to permit the Premises to be used for office purposes. Notwithstanding the foregoing, if Landlord is delayed causing the Commencement Date to occur by reason of delays caused or occasioned by Tenant (herein called "Tenant Delays"), then, in addition to any other rights or remedies that Landlord may have on account thereof, the "Commencement Date" shall be deemed to be the date Landlord would have caused the Commencement Date to occur absent such Tenant Delays. Landlord and Tenant hereby acknowledge that the Commencement Date is indeterminate and shall occur only as provided in this Section 1.3.2. Landlord and Tenant, promptly after the occurrence of the Commencement Date, shall execute, acknowledge and deliver to each other an instrument in form reasonably satisfactory to Landlord and Tenant confirming the Commencement Date; but neither Tenant's nor Landlord's failure to execute, acknowledge and deliver such instrument shall affect the occurrence of the Commencement Date or otherwise affect the validity of this Lease.

1.4         Delivery and Accepttance of Premises.

            Tenant has heretofore inspected the Premises, is fully familiar with the condition thereof and, subject only to the substantial completion of the Initial Tenant Work pursuant to the provisions of Section 1.5 below and to latent defects, shall accept the Premises on the Commencement Date in their "AS IS" condition.

1.5         Initial Tenant Work.

            Landlord, subject to, upon and in accordance with the following provisions of this Section shall, at Landlord's sole cost and expense, perform the work needed to prepare the Premises for Tenant's initial occupancy thereof (such work being herein called the "INITIAL TENANT WORK"):

            1.5.1 Landlord and Tenant have approved Space Plan SP-IC for the Initial Tenant Work prepared by BFI, dated December 3, 1998, revised December 9, 1998 (the "PRELIMINARY PLAN"), and the Design Spec Package relating to the Preliminary Plan a copy of which is attached to and made a part of this Lease as Exhibit B-1 (the "SPECIFICATIONS"). Promptly after the execution of this Lease by Landlord and Tenant, Landlord, at Landlord's sole cost and expense, shall cause to be prepared a complete and coordinated set of working, finished and detailed construction drawings and specifications for the Initial Tenant Work (such drawings and specifications are herein called the "INITIAL TENANT WORK PLANS"), which Initial Tenant Work Plans shall be prepared in conformity with the Preliminary Plan and the Specifications.

            1.5.2 Landlord represents that the Premises, after Landlord substantially completes the Initial Tenant Work, shall be in compliance with the Americans with Disabilities Act of 1990 (the "ADA"), and all other Legal Requirements (as defined in Article 13 hereof) applicable to the use of the Premises as general office space, as of the Commencement Date (except for conditions created by Tenant in installing its furniture, fixtures and equipment). With respect to any alterations or improvements that Tenant makes to the interior of the Premises (or which are made on Tenant's

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behalf), other than the Initial Tenant Work, regardless of whether Tenant has obtained Landlord's consent to such alterations or improvements, Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA. In addition, if any alterations are required to be made to the Premises due to changes in or regulations under the ADA or judicial interpretations of the requirements of the ADA coming into existence following the Commencement Date, or due to changes in Tenant's use of the Premises or in the nature of Tenant's conduct of its business in the Premises (including but not limited to any changes in use or business conduct arising out of a sublease or assignment, or resulting in the Premises being deemed a "PLACE OF PUBLIC ACCOMMODATION" under the ADA), Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA arising in connection therewith. If the need for Alterations required by the ADA arises for any other reason, Landlord shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA arising in connection therewith.

            1.5.3 Landlord, promptly after completion of the Initial Tenant Work Plans, shall apply to and secure from the appropriate Governmental Authorities (as defined in Article 13 hereof any building permit(s) or license(s) which shall be required in connection with Landlord's performance of the Initial Tenant Work.

            1.5.4 Landlord, promptly after the date on which any required building permit(s) or license(s) are issued, or if no building permit or license is required, the date on which the Initial Tenant Work Plans have been completed, shall commence to perform the Initial Tenant Work, and thereafter diligently prosecute the Initial Tenant Work to completion. Landlord shall perform the Initial Tenant Work in accordance with the approved Initial Tenant Work Plans, in compliance with all Legal Requirements, in accordance with Building standard specifications, and otherwise in a good and workmanlike manner. In performing the Initial Tenant Work, Landlord shall use Building standard materials unless otherwise specifically provided in the Initial Tenant Work Plans or otherwise agreed to in writing by Landlord and Tenant.

            1.5.5 Landlord, at Landlord's sole cost and expense, shall arrange for any inspections, and shall apply for and obtain any certificate of occupancy, permit, license or similar document required by any Governmental Authority for the occupancy of the Premises for general office purposes.

            1.5.6 The Initial Tenant Work shall be deemed to be "SUBSTANTIALLY COMPLETED" even though minor details or adjustments of or in such work (herein called " PUNCHLIST ITEMS ") are not then completed. Tenant, within thirty (30) days after the Commencement Date, shall prepare, and deliver to Landlord, a list (herein called the "PUNCHLIST") of all punchlist items with respect to the Initial Tenant Work; any punchlist items (other than latent defects) not timely and properly included on the Punchlist shall be deemed waived by Tenant. Landlord shall, at its sole cost and expense, complete or correct all Punchlist items timely and properly included on the Punchlist, within thirty (30) days of the delivery of the Punchlist to Landlord (or if such completion or correction work cannot with due diligence be completed or corrected within thirty (30) days, then within a reasonable period of time thereafter, provided that Landlord is prosecuting such work diligently); provided,

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however, that in no event shall Landlord be obligated to repair any damage to any of the Initial Tenant Work that was caused by Tenant or any Tenant Parties (as defined in Article 13 hereof). In completing and/or correcting punchlist items, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business operations in the Premises.

            1.5.7 Subject, to Landlord's completion and/or correction of the punchlist items timely and properly included on the Punchlist (or, if latent defects, after Tenant's discovery and reporting thereof to Landlord), Tenant's occupancy of the Premises for the conduct of its usual business shall be deemed Tenant's acceptance of the Premises and Tenant's agreement that Landlord has substantially completed the Initial Tenant Work and that the Commencement Date has occurred.

            1.5.8 Tenant's employees, agents and contractors shall be permitted entry to the Premises on or before the Commencement Date at all reasonable times designated by Landlord provided such persons shall be accompanied by a representative of Landlord. Landlord agrees to have such representative available to accompany such representative(s) of Tenant during all reasonable times designated by Landlord for entry to the Building and the Premises. Tenant's access to the Premises shall be for the purposes of inspecting the progress of the Initial Tenant Work as well as for installation/performance of Tenant's telecommunications, data systems/hardware, Tenant installed internal security systems, furniture and graphics/plans, provided that such inspections and/or installations shall not unreasonably interfere with construction of the improvements by Landlord. Any delays in completion of the Initial Tenant Work caused by Tenant's activities permitted under this Section 1.5.8 shall constitute Tenant Delays. In addition, with the prior written consent of Landlord which will not be unreasonably withheld, conditioned or delayed, Tenant shall be entitled to have any other vendors authorized by Tenant to enter and work in the Premises provided that such vendors and their work shall not unreasonably interfere with the construction by Landlord of the improvements required to be performed by Landlord hereunder. In preparing the Premises, Landlord shall make available to Tenant, its agents, employees, contractors and approved vendors, reasonable quantities of Building services necessary for the installations and work described herein so long as such does not unreasonably interfere with Landlord's construction of the Premises or Building. Tenant's access to and use of the Premises pursuant to the terms of this paragraph shall be expressly subject to all terms of this Lease except Tenant's obligation to pay Rent, specifically including but not limited to the provisions of Article 5 of this Lease.

            1.5.9 In the event the Initial Tenant Work has not been substantially completed by July 3 1, 1999 (as extended by any period of delay attributable to Tenant Delays), then Tenant shall receive a credit against Fixed Rent in an amount equal to the product of (i) the number of days from such date (as so extended) through the date of such substantial completion times (ii) (a) for the first (1st) fifteen (15) days after such date, $1,402.24, and (b) for all days beyond such first (1st) fifteen (15) days after such date, $2,804.48. In the event the Initial Tenant Work has not been substantially completed by October 31, 1999 (as extended by any period of delay attributable to Tenant Delays), then Tenant shall be entitled to terminate this Lease by delivery to Landlord, prior to the date of such substantial completion, of written notice of such termination.

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                                ARTICLE 2 - RENT

2.1         Rent - Generally.

            2.1.1 The rents payable under this Lease (herein collectively referred to as the "RENT") shall be and consist of (i) the Fixed Rent (as hereinafter defined in Section 2.2 below), and (ii) additional rent (herein called "ADDITIONAL CHARGES") consisting of Tax Payments (as hereinafter defined in Section 2.3 below), Operating Payments (as hereinafter defined in Section 2.4 below) and all other charges as shall become due from and payable by Tenant to Landlord pursuant to the terms of this Lease. All Additional Charges shall be deemed "rent" for all purposes, including Landlord's remedies for non-payment thereof.

            2.1.2 Tenant covenants and agrees to pay all Rent, as and when the same is due and payable hereunder, without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except, in either case, as may be expressly provided in this Lease. If, pursuant to any provision of this Lease, Tenant shall be obligated to pay any Additional Charges and no due date or payment period therefor is specified herein, then such Additional Charges shall be paid by Tenant to Landlord within ten (10) days after being billed therefor. All Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by notice to Tenant. All Rent shall be paid by good and sufficient check (subject to collection) drawn on a New Jersey or New York City bank.

2.2         Fixed Rent.

            2.2.1 Tenant shall pay to Landlord a fixed rent (herein called "Fixed Rent") at the following rates for the following periods:

                                  (a) FIVE HUNDRED ELEVEN THOUSAND EIGHT HUNDRED
            SIXTEEN and 56/100 DOLLARS ($511,816.56) (i.e., $19.50 per rentable square foot of the Premises), per annum, for the period from the Commencement Date to and including the day immediately preceding the second (2nd) anniversary of the Commencement Date;

                                  (b) FIVE HUNDRED FIFTY-ONE THOUSAND ONE
            HUNDRED EIGHTY-SEVEN and 00/100 DOLLARS ($551,187.00) (i.e., $21.00 per rentable square foot of the Premises), per annum, for the period from the second (2nd) anniversary of the Commencement Date to and including the day immediately preceding the third (3rd) anniversary of the Commencement Date;

                                  (c) FIVE HUNDRED FIFTY-SEVEN THOUSAND SEVEN
            HUNDRED FORTY-EIGHT and 72/100 DOLLARS ($557,748.72) (i.e., $21.25
            per rentable square foot of the Premises), per annum, for the period from the third (3rd) anniversary of the

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            Commencement Date to and including the day immediately preceding the fourth (4th) anniversary of the Commencement Date;

                                  (d) SIX HUNDRED TEN THOUSAND TWO HUNDRED
            FORTY- TWO and 72/100 DOLLARS ($610,242.72) (i.e., $23.25 per
            rentable square foot of the Premises), per annum, for the period from the fourth (4th) anniversary of the Commencement Date to and including the day immediately preceding the seventh (7th) anniversary of the Commencement Date; and

                                  (e) SIX HUNDRED SIXTY-TWO THOUSAND SEVEN
            HUNDRED THIRTY-SIX and 72/100 DOLLARS ($662,736.72) (i.e., $25.25
            per rentable square foot of the Premises), per annum, for the period from the seventh (7th) anniversary of the Commencement Date to and including the Expiration Date.

            2.2.2 The Fixed Rent shall be payable commencing on the Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the Term, except as hereinafter provided in this Section 2.2.2. Tenant will pay, upon the execution and delivery of this Lease, an amount equal to 1/12th the annual rate of Fixed Rent set forth in
Section 2.2.1(a) above, which amount shall be applied against the Fixed Rent for the calendar month immediately following the calendar month in which the Commencement Date ocurs (and, to the extent not exhausted by such application, by application against the Fixed Rent for the next succeeding calendar month). Such payment shall be returned to Tenant if Tenant properly and timely terminates this Lease pursuant to Section 1.5.9 hereof. If the Commencement Date or the Expiration Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Fixed Rent for the partial calendar month in which the Commencement Date or the Expiration Date occurs shall be a prorated portion of a full monthly installment of Fixed Rent, and, in the case of the partial amount in which Commencement Date occurs, shall be payable on the Commencement Date.

            2.2.3 Provided no Event of Default is then in existence under this Lease, Tenant shall receive a concession against Fixed Rent in an amount equal to the rent (including fixed rent, operating expenses, real estate taxes, utilities and other occupancy related charges) payable by Tenant under Tenant's existing lease(s) described on Exhibit C attached to and made a part of this Lease ("Tenant's Existing Lease") for all months or partial months for which such rent is payable by Tenant from the earlier of the Commencement Date or May 1, 1999, through July 31, 1999. Such concession (i) shall be determined by and conditioned upon receipt by Landlord of evidence reasonably satisfactory to Landlord of Tenant's incurring of the amounts to be included in such concession in rent (including fixed rent, operating expenses, real estate taxes, utilities and other occupancy related charges) under Tenant's Existing Lease(s) and (ii) shall be applied until exhausted, in an amount up to $15,000 per month, against the monthly installments of Fixed Rent becoming first due and payable by Tenant under this Lease.

2.3  Tax Payments

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            2.3.1 For the purposes of this Lease the following definitions shall apply:

                        "TAX YEAR" shall mean such calendar year ( whether or not such period is fixed as the fiscal year for Taxes (as hereinafter defined) or any component thereof by any Governmental Authority) the whole or any portion of which is within the Term. If a fiscal period fixed for any component of Taxes by any Governmental Authority is a period other than a Tax Year, then such component of Taxes shall be averaged over the number of calendar months in such fiscal period and each such monthly portion shall be included in Taxes for the Tax Year in which such calendar month occurs.

                        "BASE TAX YEAR" shall mean Tax Year commencing on January 1, 1999, and ending December 31, 1999.

                        "BASE TAX AMOUNT" shall mean the Taxes for the Base Tax Year, adjusted to reflect a fully completed and fully assessed Building during the Base Tax Year.

                        "TENANT'S SHARE" shall mean a fraction (expressed as a percentage, and carried to four decimal places), the numerator of which is the number of rentable square feet contained in the Premises and the denominator of which is 190,000. As of the date hereof, Tenant's Share is 13.8142%.

                        "TAXES", for any Tax Year, shall mean (A) all real estate taxes, water and sewer rents or charges, school taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Real Property (as defined in Article 13 hereof) by any Governmental Authority, and (B) any expenses incurred by Landlord in contesting such taxes, charges or assessments and/or the assessed value of the Real Property, which expenses shall be allocated to the Tax Year to which such expenses relate (such expenses not to exceed the benefit derived from such tax contest). Taxes shall also include all taxes assessed or imposed upon Landlord with respect to the rents received from the Real Property (but not any income taxes, gross receipts taxes, corporate franchise taxes, gift taxes, estate taxes or transaction taxes of Landlord, except to the extent provided in the following sentence). If, at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of the taxes, charges or assessments now levied, assessed or imposed, there shall be levied, assessed or imposed a new tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the Real Property or the rents received from the Real Property, then such additional or substitute tax, assessment, levy, imposition, fee or charge shall be included within "Taxes" for purposes hereof. Finally, "Taxes" shall also include any payments in lieu of "Taxes" payable in connection with any exemption obtained from any Governmental Authority with respect to the Real Property.

            2.3.2 If Taxes for any Tax Year subsequent to the Base Tax Year shall exceed the Base Tax Amount, Tenant, as hereinafter provided, shall pay to Landlord an amount (herein called the "Tax Payment") equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater

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than the Base Tax Amount. In respect of any such Tax Year which begins prior to the Commencement Date or ends after the Expiration Date, the Tax Payment shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

            2.3.3 The Tax Payment for each Tax Year shall be due and payable as provided in the following provisions of this Section 2.3.3. Landlord, at anytime prior to, during, or after the end of, any Tax Year, may deliver to Tenant a statement for the Tax Payment for such Tax Year together with a copy of the invoice for the Taxes for such Tax Year (each such statement with such invoice being herein called a "Tax Statement"). Tenant, for each Tax Year, shall pay to Landlord the Tax Payment indicated by any such Tax Statement in installments, consistent with the number and timing of the installments of and in which Landlord shall pay Taxes to the applicable Governmental Authorities, with each such installment of the Tax Payment being due on the later to occur of (x) the date that is thirty (30) days prior to the date the corresponding installment of Taxes is due or payable to the applicable Governmental Authority (or, with respect to installments that may become due after the Expiration Date, the date that is sixty (60) days prior to the Expiration Date), and (y) the date that is twenty (20) days after the rendering of the Tax Statement.

            2.3.4 If, at any time after the delivery of any Tax Statement for any Tax Year, it is determined for any reason (including any reduction in Taxes comprising the Base Tax Amount) that the Tax Payment for such Tax Year is greater than the amount set forth on such Tax Statement, then Landlord may furnish to Tenant a revised or corrected Tax Statement for such Tax Year, and, in any such case, Tenant shall pay to Landlord the additional amount indicated by the revised or corrected Tax Statement within ten (10) days after Tenant's receipt thereof. Landlord's failure to render, or delay in rendering, a Tax Statement, or a revised or corrected Tax Statement, for any Tax Year shall not prejudice Landlord's right to thereafter render a Tax Statement, or a revised or corrected Tax Statement, for such Tax Year or any other Tax Year, nor shall the rendering of a revised or Corrected Tax Statement for any Tax Year prejudice Landlord's right to thereafter render a further revised or corrected Tax Statement for such Tax Year.

            2.3.5 Only Landlord shall be eligible to institute tax reduction or other proceedings to challenge Taxes or to reduce the assessed valuation of the Real Property; Tenant hereby waives any right Tenant may, now or in the future have to institute any such proceedings or otherwise challenge taxes. If, at any time after the delivery of any Tax Statement for any Tax Year, Landlord shall receive a refund of Taxes for such Tax Year, then Landlord shall furnish to Tenant a revised Tax Statement for such Tax Year, and, if such revised Tax Statement shall set forth a Tax Payment that is less than that set forth on the previous Tax Statement, then Landlord, within ten (10) days after Tenant's receipt of such revised Tax Statement, shall pay to Tenant the amount of the overpayment indicated thereby. Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation. If the Taxes payable for the Base Tax Year or any other Tax Year are later reduced by final determination of legal proceedings, settlement, or otherwise, such reduced amount as finally determined shall become the Base Tax Amount (in the event of a reduction applicable to the Base Tax Year) or the Taxes for the Tax Year in question (in the event of a reduction applicable to a Tax Year other than the Base Tax Year) for purposes of this

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Lease and such reduced amount shall be used to determine the Tax Payment payable by Tenant applicable to any Tax Year affected by such reduction, and all Tax Payments theretofore paid or payable under this Lease shall be recomputed on the basis of such reduction, and, if applicable, Tenant shall pay to Landlord as an Additional Charge within thirty (30) days after being billed therefor any deficiency between the amount of such payments computed prior to the reduction and the amount thereof due as a result of such recomputation.

2.4         Operating Payments

            2.4.1 For the purposes of this Lease, the following definitions shall apply:

                        "OPERATING YEAR" shall mean any calendar year, the whole or any portion of which is included within the Term.

                        "BASE OPERATING YEAR" shall mean the Operating Year commencing on January 1, 1999, and ending December 31, 1999.

                        "BASE OPERATING AMOUNT" shall mean the Operating Expenses for the Base Operating Year (as recalculated pursuant to paragraph (C) of the definition of "OPERATING EXPENSES" hereinafter provided).

                        "OPERATING EXPENSES", for any Operating Year, shall be determined in accordance with the provisions of the following paragraphs (A) through (C), sequentially applied:

                        (A) "Operating Expenses" shall mean all expenses paid or incurred by, or on behalf of, Landlord in respect of the operation, management, maintenance and/or repair of the Real Property, including, without limitation,
(i) salaries, wages and fringe benefits of employees and contractors engaged in such operation, management, maintenance and/or repair; (ii) payroll taxes, worker's compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (iv) the cost of painting, and/or decorating all areas of the Real Property (excluding, however, any leasable areas of the Building); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or an property thereon (together with amounts paid or incurred on account of any commercially reasonable deductible therein); (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the operation, management, maintenance and/or repair of the Real Property; (vii) the fair rental value of any Building, office or other space in the Building used in connection with the operation, management, maintenance and/or repair of the Real Property, and all office expenses (e.g., telephone, utility, stationery) incurred in connection therewith; (viii) the cost of security services, and cleaning and janitorial services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Real.

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Property; (x) the cost of alterations and/or repairs made in or to the Real
Property; (xi) management fees (or, if Landlord self-manages, or has an Affiliate of Landlord manage, the Real Property, an amount in lieu thereof equal to 3-1/2% of the gross receipts for the Real Property); (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; (xiii) fees, dues and other contributions paid by or on behalf of Landlord to civic or other real estate or organization customarily joined by landlords of similar buildings and computed as if this Building was the only building owned by Landlord; (xiv) the cost of subsidizing the Building's cafeteria or any similar specialty service provided for tenants and occupants of the Building generally, and (xv) all other fees, costs, charges and expenses properly allocable to the operation, management, maintenance and/or repair of the Real Property, in accordance with then prevailing customs and practices of the commercial office real estate industry in the general vicinity of the Real Property.

                        (B) "Operating Expenses" shall not, however, include the following items: (1) depreciation; (2) interest on, and amortization of, Mortgages and other debts; (3) the cost of tenant improvements made for tenant(s) of the Building (including Tenant) or for preparing any space for occupancy or for leasing, including permit, license and inspection fees; (4) brokerage commissions, legal fees and other costs, fees and expenses incurred in connection with the leasing, sale, financing or refinancing of the Real Property or any portion thereof or space therein, (5) financing or refinancing costs; (6) the cost of any work or services performed for any tenant(s) of the Building (including Tenant), whether at the expense of Landlord or such tenant(s), to the extent that such work or services are in excess of the work or services which Landlord, at its expense, is required to furnish Tenant under this Lease; (7) the cost of any electricity consumed in the Premises or any other leasable area of the Building; (8) Taxes; (9) all salaries, wages, benefits and taxes in connection with employees and personnel above the grade of property manager;
(10) expenditures for capital improvements and all other costs which should be capitalized in accordance with generally accepted accounting practices, other than (a) those which under generally applied accounting practice are expenses or regarded as deferred expenses and other than capital expenditures made by reason of legal requirements or insurance requirements arising after the date hereof, in any of which cases the cost thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight-line basis, to the extent that such items are amortized over an appropriate period in accordance with Generally applied accounting practice, and (b) the cost of any item of capital equipment purchased by Landlord or any capital expenditure made by Landlord which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, in any of which cases the cost of such capital equipment or capital expenditure shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight-line basis, to the extent that such items are amortized over such period of time as such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, determined in accordance with generally applied accounting practice (provided, however, in no event shall the amount so included in Operating, Expenses exceed the reasonably anticipated amount of savings during any particular period), and (c) if Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing will be included in Operating Expenses for the calendar

                                       10

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year in which such rentals or other costs were incurred (provided, however, in no event shall the amount of such rentals or other costs so included in Operating Expenses exceed the reasonably anticipated amount of savings during any particular period); (11) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder; (12) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation (13) advertising, marketing and promotional expenditures; (14) amortization and cost recovery (except as permitted for capital costs as described in (10) above); (15) any costs or expenses that are paid for, or for which Landlord is reimbursed, by any third party including, without limitation, tenants and also including, without limitation, insurance, warranty and condemnation proceeds; (16) court costs, legal fees and expenses incurred by or on behalf of Landlord in connection with disputes with tenants or occupants of the Building or with any Underlying Lessor (as defined in Section 7.2 hereof) or any Mortgagee (as defined in Section 7.2 hereof); (17) costs of compliance (including, without limitation, legal fees) with any Legal Requirements existing on the date of this Lease (including, without limitation, the ADA) or with any violations against the Building; (18) the amount of any fines or penalties incurred in connection with the matters referred to in clause 17 above; (19) costs of removal, encapsulation, cleanup or other treatment of asbestos or other Hazardous Substances (as defined in Section
8.7 hereof); (20) amounts paid by Landlord for supplies, materials and/or services which exceed the commercially reasonable costs for such supplies, materials and/or services in the municipality in which the Building is located;
(21) interest, penalties or late charges incurred by Landlord for late payment of any bills or invoices for amounts otherwise includable as Operating Expenses;
(22) the costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes; and
(23) costs or expenses incurred for the acquisition of sculpture, paintings or works of art for the Building.

                        (C) If during any relevant period (i) any rentable space in the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant (including without limitation, Landlord or any Affiliates of Landlord) of any space in the Building undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof, if the same were performed by Landlord, would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period shall be adjusted to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord had performed such work or services, as the case may be.

            2.4.2 For each Operating Year subsequent to the Base Operating Year, Tenant, as Hereinafter provided, shall pay to Landlord an amount (the "OPERATING PAYMENT") equal to Tenant's Share of the amount by which the Operating Expenses for such Operating Year exceed the Base Operating Amount. In respect of any such Operating Year which is partly within and partly without the Term, the Operating Payment shall be prorated to correspond to that portion of such Operating Year occurring within the Term.

            2.4.3 Landlord, prior to the commencement of, or during, any Operating Year, may furnish to Tenant a written statement setting forth Landlord's reasonable estimate of the Operating Payment

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



for such Operating Year (such estimate, as the same may be revised as hereinafter provided, the "ESTIMATED OPERATING PAYMENT"). Tenant shall pay to Landlord on the first day of each month during any Operating, Year, an amount equal to one-twelfth (1/12th) of the Estimated Operating Payment for such Operating Year. If, however, Landlord, for any Operating Year, shall not furnish such a written statement or only furnish the same after the commencement of such Operating Year, then (i) until the first day of the month following the month in which such written statement is furnished, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.4.3 for the last month of the preceding Operating Year, (ii) after such written statement is furnished, Landlord shall give a notice to Tenant indicating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment which would have theretofore been made had such written statement been furnished prior to the commencement of such Operating Year, and, within thirty (30) days of such notice, either Tenant shall pay to Landlord the deficiency indicated thereby or Landlord shall refund to Tenant the overpayment. Indicated thereby, and (iii) on the first day of the month following the month in which such written statement is furnished, and on the first day of each month thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Operating Payment set forth on such written statement. Landlord may, during any Operating Year (but not more than once during any Operating Year), furnish to Tenant a written statement revising the Estimated Operating Payment for such Operating Year, and in each such case, the Estimated Operating Payment for such Operating Year shall be adjusted, and amounts paid or refunded, as the case may be, in substantially the same manner set forth in the immediately preceding sentence.

            2.4.4 Landlord, after the end of each Operating Year for which an Operating Payment is due, shall furnish to Tenant a written statement (herein called an "OPERATING STATEMENT") setting forth the Operating Payment for such Operating Year. If, for any such Operating Year, the Operating Statement shall show that the sums paid by Tenant under Section 2.4.3 above, exceeded the Operating Payment for such Operating Year (such excess, for any Operating Year, being herein called the "OPERATING OVERPAYMENT"), then Landlord, within twenty
(20) days after delivery of such Operating Statement, shall refund to Tenant the amount of such Operating Overpayment. If the Operating Statement for such Operating Year shall show that the sums paid by Tenant under Section 2.4.3 above were less than the Operating Payment for such Operating Year (such deficiency, for any Operating Year, being herein called the "OPERATING DEFICIENCY"), Tenant shall pay the amount of such Operating Deficiency within twenty (20) days after Tenant's receipt of the Operating Statement.

            2.4.5 Landlord's failure to render, or delay in rendering, an Operating Statement with respect to any Operating Year shall not prejudice Landlord's right to thereafter render a Operating Statement for such Operating Year or any other Operating, Year, nor shall the rendering of a Operating Statement (or a revised or corrected Operating Statement) for any Operating Year prejudice Landlord's right to thereafter render one or more revised or corrected Operating Statements for such Operating Year.

            2.4.6 Each Operating Statement shall be conclusive and binding upon Tenant as of the date that is sixty (60) days after the delivery thereof, except to the extent that, prior thereto, Tenant shall have, in good faith, disputed items or matters set forth on such Operating Statement by written notice to Landlord, which notice shall set forth, in reasonable detail, the disputed items or matters and clearly state the reasons that Tenant disputes the same. If Tenant shall dispute in writing, any specific item or items in Landlord's Operating Statement, and such dispute is not resolved within sixty (60) days after Tenant's delivery of written notice to Landlord of such disputed item or items, either party may, during the thirty (30) days next following the expiration of such sixty (60) day period, refer such disputed item or items to an independent certified public accountant mutually acceptable to Landlord and Tenant (and if such accountant is selected by Tenant, such accountant shall not be entitled to charge a contingent fee for its services rendered), for a determination which shall be final, conclusive and binding upon Landlord and Tenant. Prior to performing services hereunder, such accountant shall agree in writing that the results of its investigation and review of the dispute shall remain confidential, and that such accountant shall not solicit other tenants in the Building for the purpose of disputing Operating Statement items. Landlord shall provide such accountant with reasonable access to or with copies of all records and information reasonably requested by such accountant and reasonably necessary for such accountant's determination. Tenant agrees to pay all costs involved in such determination (except as hereinafter provided). If it shall be so determined that any portion of the amount set forth in the Operating Statement in question that was charged to and paid by Tenant was not properly chargeable to Tenant, then Landlord shall credit to Tenant the amount of such improper charge against the next installment or installments of Fixed Rent accruing under the Lease. If it is determined that the total Operating Payment charged by Landlord to Tenant for the Operating Year regarding which such accountant is making its determination was more than one hundred five percent (105%) of the amount that Landlord should properly have included in such Operating Payment, as so determined by such accountant, Landlord will reimburse Tenant for such accountant's reasonable fees charged for making such determination.

            2.4.7 Landlord represents that Tenant's Share has been calculated, and in the future will be calculated, using the identical formula for all tenants in the Building and that the sum of such "proportionate shares" does not, and in the future will not, exceed 100%.


                     ARTICLE 3 - TENANT'S USE AND OCCUPANCY

3.1         Use of Premises.

            3.1.1 Tenant, subject to and in accordance with the provisions of this Lease, shall use the Premises for central office use (including the use of the gym and shower area by Tenant's on-site employees) and for no other purpose. Tenant and Tenant's personnel and employees shall be permitted to prepare food and beverages in the kitchen area of the Premises for on-site consumption in the Premises.

            3.1.2 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business at the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

3.2         Building Rules and Regulations.

            Tenant shall, and shall cause all Tenant Parties, to faithfully observe and comply with the rules and regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and give notice thereof to Tenant, which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or otherwise in connection with the operation, management and/or maintenance of the Real Property (such rules and regulations as changed from time to time being herein called "BUILDING RULES AND REGULATIONS"); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Building Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Building Rules and Regulations against any other tenant or any other person, and Landlord shall not be liable to Tenant for violation of the Building Rules and Regulations by any other tenant or any other person; provided, however, that the Building Rules and Regulations shall be applied in a nondiscriminatory manner against tenants of the Building.

3.3         Use of Public Areas.

            Tenant (and all Tenant Parties and Tenant's clients and invitees), incident to Tenant's use of the Premises, shall have (i) a non-exclusive right to use the Core Lavatories (as defined in Article 13) hereof) located on the floor of the Building on which the Premises are located for lavatory purposes only, and (ii) a non-exclusive right of ingress and egress to and from the Premises through the Public Areas (as defined in Article 13 hereof); subject, in all events, to the Building Rules and Regulations.

3.4         Parking.

            3.4.1 For purposes of this Lease, the following definitions shall apply: (i) the "PARKING AREAS" shall mean those areas of the Land designated by Landlord, from time to time, for parking to serve the Building; (ii) the "RESERVED PARKING AREAS" shall mean those portions of the Parking Areas designated by Landlord, from time to time, for reserved parking (i.e., for the exclusive use of one or more persons): and (iii) the "GENERAL PARKING AREAS" shall mean, from time to time, those portions of the Parking Areas which are not then Reserved Parking Areas.

            3.4.2 Tenant, incident to its use of the Premises, shall have the right to use, and permit the Tenant Parties (and Tenant's clients and invitees) to use, up to one hundred five (105) parking, spaces located in the General Parking Areas, on a "first come, first served" basis in common with other persons designated by Landlord, subject, in all events, to the Building Rules and Regulations.

3.5         Tenant's Signage.

            3.5.1 Tenant, incident to its use of the Premises, shall have the right to install and maintain a sign (consisting solely of lettering and logo identifying Tenant's business name) on the entrance door for the Premises (such sign being herein called "TENANT'S ENTRANCE SIGN"), provided, that (i) the location, dimensions, design, materials and content of such sign shall be subject to Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed), (ii) the installation of such sign shall be deemed "Alterations" and, accordingly, shall be performed subject to and in accordance with the provisions of Section 5.1 hereof, (iii) Landlord, at its expense, shall have the right to temporarily remove any sign when reasonably necessary in connection with the operation, management or maintenance of the Real Property (e.g., to paint or incident to the performance of any alterations or repairs), and shall reinstall or replace such sign, and (iv) the installation and maintenance of such sign shall otherwise be subject to the Building Rules and Regulations. Except as provided in this Section 3.5, Tenant shall not have the right to install or maintain any signs in or at the Real Property which are either located outside of the Premises or otherwise visible from the outside of the Premises.

            3.5.2 At any time after the earlier of (i) one (1) year after the date of execution of this Lease by Landlord and Tenant or (ii) the date that Landlord shall have erected on the Land a monument sign for the Building ("LANDLORD'S MONUMENT SIGN"), so long as Tenant has act theretofore elected to be represented on Landlord's Monument Sign as hereinafter provided, Tenant shall be entitled, at Tenant's sole cost and expense, to erect a monument sign ("TENANT'S MONUMENT SIGN") on the Land at a location reasonably designated by Landlord and reasonably acceptable to Tenant. If Landlord erects Landlord's Monument Sign, and Tenant has not theretofore erected Tenant's Monument Sign, so long as there is space available on Landlord's Monument Sign, Tenant shall be entitled to be represented on Landlord's Monument Sign (subject to payment of a reasonable fee established by Landlord for such representation). Tenant's Monument Sign shall be subject to Landlord's prior written approval as to both location and design, which shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that Tenant is aware that a sign variance may be required from the Township of Piscataway in order for Tenant to be able to erect Tenant's Monument Sign, and Tenant shall be solely responsible for obtaining any such variance. Tenant's Monument Sign shall constitute Alterations (as defined in Section 5.1 hereof Lease), and the provisions of Article 5 of this Lease shall apply thereto (provided, however, that Tenant shall not be required to pay the supervision fee described in Section 5.1.3(a) in connection with the erection of Tenant's Monument Sign).

                       ARTICLE 4 - UTILITIES AND SERVICES

4.1         Definitions.

            As used herein, the terms "BUSINESS HOURS" shall mean the hours between 8:00 a.m. and 4.00 p.m. on Business Days, and the hours between 8:00 a.m. and 1:00 p.m. on Saturdays (other than Saturdays which are Holidays), and "BUSINESS DAYS" shall mean all days except Saturdays, Sundays and Holidays. The term "HOLIDAYS" shall mean New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, and Christmas. The term "BUILDING SERVICES" shall mean the services required to be provided to Tenant by Landlord pursuant to this Article 4.

4.2         Electricity.

            Landlord, subject to and in accordance with the provisions of this
Section 4.2, shall furnish electricity to Tenant for use in the Premises:

            (a) Landlord, at Tenant's reasonable expense, shall furnish, install and maintain one or more electrical submeters to measure Tenant's demand and consumption with respect to the electricity furnished by Landlord for lighting, electrical power and HVAC (as defined in Section 4.4.1) (such submeter(s) being herein called "TENANT'S SUBMETER"). Tenant, throughout the Term, shall pay Landlord for such electricity as measured by Tenant's Submeter at the rates set forth in, and otherwise pursuant to the provisions of, Section 4.2(b) below.

            (b) Tenant, for any billing period, shall pay Landlord an amount determined by applying (i) Tenant's electrical demand (measured in KWs) and consumption (measured in KWHRs) for such period, as measured by Tenant's Submeter, to (ii) the rate schedule (inclusive of all taxes, surcharges and other charges payable thereunder or in connection therewith) of the utility company serving, the Building (herein called the "UTILITY COMPANY") which would then be applicable to Tenant if it purchased electricity directly from the Utility Company for such period. Tenant shall pay the amount due for any billing period within fifteen (15) days after being billed therefor, which bills Landlord may render from time to time (but no more frequently than monthly). Tenant shall also pay to Landlord an amount equal to the actual costs incurred by Landlord to a meter company or otherwise in respect of having Tenant's Submeter read and having bills prepared and delivered based upon such readings.

            (c) Landlord shall not be required to furnish, and Tenant shall not install a connected load (including all of Tenant's equipment and systems, but excluding the Building Systems and HVAC) or otherwise draw, in excess of six (6) watts per usable square foot of Premises.

            (d) If any tax is imposed upon Landlord's receipts from the sale or resale of electric energy to Tenant (directly or indirectly through a general tax on such receipts) by any federal, state or municipal authority, then Tenant shall pay, or reimburse Landlord, such taxes (or its share thereof) in addition to the submetered charges.

            (e) Tenant will at all times comply with all rules and regulations of the Utility Company, to the extent the same are applicable to its use of electric energy in the Premises.

            (f) Tenant's use of electric energy shall never exceed the capacity of the then existing, feeders, risers or wiring installations serving the Premises.

            (g) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted, or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except to the extent resulting from Landlord's willful misconduct or gross negligence.

            (h) Landlord, at its option, shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises; and in such event, Tenant shall pay to Landlord or its designated contractor upon demand the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be, which shall be at the then market rates therefor.

4.3         Water.

            Landlord shall furnish reasonable quantities of hot and cold water to the Core Lavatories located on the floor(s) on which the Premises are located for core lavatory and cleaning purposes only, and to the kitchen, bathrooms, showers and other areas of the Premises requiring water service as part of the Initial Tenant Work as provided in the Initial Tenant Work Plans. If Tenant shall require water for any other purposes, then (i) Landlord need only furnish additional cold water for such other purposes, which additional cold water shall be furnished to a point in the Building's core on the floor(s) on which the Premises are located, and (ii) Landlord may install and maintain, at Tenant's expense, one or more meters to measure Tenant's consumption of such additional water (in which event, Tenant, periodically upon demand, shall pay Landlord for such additional water based upon the readings of such meter or meters). Except for such distribution as may be provided as part of the Initial Tenant Work, Tenant, at its expense, shall be solely responsible for distributing within the Premises, and, to the extent Tenant requires hot water, heating, any additional cold water furnished pursuant to this Section 4.3.

4.4         HVAC Service.

            4.4.1 Landlord, during Business Hours, shall furnish heat, ventilation and air conditioning ("HVAC") to the Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Premises) for reasonably comfortable occupancy of the Premises. Landlord represents and warrants that the Building's HVAC systems have the capacity, flexibility and ability to maintain in the Premises the design conditions specified in Exhibit E attached to and made a part of this Lease.

            4.4.2 If Tenant shall require HVAC services at any time other than during Business Hours (herein called "OVERTIME HVAC SERVICE"), Landlord shall furnish such HVAC Overtime Service, subject to receiving advance notice from Tenant as follows: (a) as to any Business Day upon which Tenant requires such Overtime service prior to 8: 00 a.m., upon being notified by Tenant no later than 2:00 p.m. on the Business Day immediately preceding such date; (b) as to any Business Day upon which Tenant requires such overtime service after 6:00 p.m., upon being notified by Tenant no later than 2:00 p.m. on such date; and
(c) as to any day which is not a Business Day upon which Tenant requires such overtime service, upon being notified by Tenant no later than 4:00 p.m. on the Business Day immediately preceding such date, Tenant, in respect of such Overtime HVAC Service, shall pay to Landlord, within twenty (20) days after demand therefor, an amount equal to the Hourly Rate (as hereinafter defined) per hour of Overtime HVAC Service to compensate for additional wear and tear to the HVAC system and additional maintenance due to such Overtime HVAC Service; it being agreed that (x) should Tenant request Overtime HVAC Service after Business Hours on a Business Day, Landlord shall have the right to commence furnishing such service immediately following the expiration of Business Hours, and (y) should Tenant request Overtime HVAC Service prior to Business Hours on a Business Day, Landlord shall have the right to continue furnishing such service until the commencement of Business Hours; and, in either case, Tenant shall be required to pay Landlord as herein provided whether or not Tenant utilizes such service during, all hours that Landlord is furnishing same. Tenant shall comply fully with such reasonable rules and regulations as Landlord may enact in connection with its furnishing of Overtime HVAC Service. The "Hourly Rate" shall equal $10.00 per hour.

            4.4.3 Notwithstanding the foregoing, it is understood and agreed that Tenant shall pay for the electricity needed to operate the HVAC system serving the Premises and, incident thereto, the "heat pumps" for such system, which are located in the ceiling plenum of the Premises or adjacent to the Premises, shall be connected to Tenant's Submeter.

4.5         Access.

            Landlord shall provide Tenant with 24 hour a day, 7 day week, access to the Premises. Such access shall be subject, however, in all events, to the Building, Rules and Regulations.

4.6         Cleaning.

            Landlord shall cause the Premises, including the exterior and the interior of the Building's exterior windows serving the Premises, to be cleaned in accordance with the provisions of Exhibit F attached to the Lease and made a part hereof. Tenant, however, shall pay to Landlord, on demand, the costs incurred by Landlord for (x) extra cleaning work in the Premises required because of (i) carelessness, indifference, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) interior glass partitions or unusual quantities of interior glass surfaces, and (iii) non-building standard materials or finishes installed by Tenant or at its request, and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean the gym and shower areas of the Premises or any portions of the Premises used for preparation, serving, or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant agrees, at Tenant's expense, to retain Landlord's cleaning contractor to perform such cleaning at rates reasonably comparable to market rates for such service (provided, however, that Tenant shall be entitled to use its own cleaning contractor (subject to Landlord's approval, which shall not be unreasonably withheld, and Landlord's reasonable and uniformly applied requirements concerning the use by tenants of outside contractors for the provision of services in the Building) to clean the gym and shower area of the Premises. Landlord and its cleaning contractor shall have access to the Premises, and the right to use, without charge therefor, all light, power and water in the Premises, as is reasonably required to clean the Premises as required under this Section 4.6.

4.7         Building Directory.

            Landlord shall maintain a main directory for the Building's tenants and other occupants (which directory, from time to time, may be either manual or computerized), and provide Tenant together with its permitted subtenants) with up to five (5) listings on such main directory (or unlimited listings if such directory is computerized). Listings provided at the commencement of the Lease shall be entered at no cost to Tenant. Landlord, from time to time, shall, at Tenant's reasonable expense, make such changes in the listings as Tenant shall request.

4.8         Interruptions.

            Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right, without liability to Tenant and without it being deemed a default hereunder or a constructive eviction, to stop or interrupt any Building System(s) or Building Service(s) at such times as may be necessary and for as long as may reasonably be required by reason of the making of alterations and/or repairs in or to the Real Property or any portion thereof, or one or more Events of Force Majeure. Landlord shall have no liability to Tenant as a result of any such stoppage or interruption. Notwithstanding the foregoing, if, during Business Hours for more than three (3) consecutive business days, access to the Premises is prevented or an interruption of a Building System or a Building service necessary for Tenant's business operations in the Premises continues, and the cause or cure of such prevention or interruption is within Landlord's reasonable control (a "LANDLORD CONTROLLED INTERRUPTION"), and such prevention or interruption is not due to any negligence or willful misconduct by Tenant or any Tenant Party, then beginning on the fourth (4th) consecutive business day of such Landlord Controlled Interruption, Fixed Rent and Additional Charges shall be abated until such Landlord Controlled Interruption ceases.

           ARTICLE 5 - TENANT'S ALTERATIONS, IMPROVEMENTS AND PROPERTY

5.1         Tenant's Alterations.

            5.1.1 Tenant shall not make any Alterations (as defined below) of any nature without Landlord's prior written approval. So long as Tenant complies with the provisions of this Section 5,1 and there shall not otherwise exist an Event of Default under this Lease, Landlord's approval of proposed Alterations shall not be unreasonably withheld, conditioned or delayed, unless the proposed Alterations are Material Alterations. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent to make Alterations that are not Material Alterations if the estimated cost of such Alterations is less than $10,000.00 and shall not be required to pay the supervision fee described in
Section 5.1.3(a) below in connection with such Alterations; provided, however, that all other provisions of this Section 5.1 otherwise applicable to such Alterations shall continue to apply thereto. As used herein, the following terms shall have the following meanings: (I) "Alterations" shall mean any alterations made, or proposed to be made, by Tenant in or to the Premises; and (II) "Material Alterations" shall mean any Alterations which (a) affect the exterior (including the appearance) of the Building or any other portion of the Building outside of the premises, (b) are structural or affect the structural elements of the Building, or (c) affect the usage or the proper functioning of the Building Systems or any part thereof.

            5.1.2 Tenant shall request Landlord's written approval of any Alterations only by written notice to Landlord, which notice shall be accompanied by two (2) sets of detailed plans and specifications setting forth all such Alterations (such plans and specifications, with respect to any Alterations, being herein called the "Tenant Plans"). All Tenant Plans shall be prepared at Tenant's expense by an architect licensed to practice in the State of New Jersey.

            5.1.3 (a) Tenant, in connection with any Alterations, shall (i) reimburse Landlord all reasonable costs incurred by Landlord (including the fees of any outside architect, engineer or other professional employed by Landlord) in connection with (x) any review of any Tenant Plans or any other items submitted by Tenant in connection therewith, or (y) any on-site inspection of Alterations, and (ii) pay to Landlord a general supervision fee equal to seven and one-half (7-1/2%) of the aggregate cost of such Alterations (provided, however, that such fee shall not be payable in connection with any Alterations Tenant makes in conjunction with the Initial Tenant Work at the commencement of the Lease Term and the preparations made by Tenant for its initial occupancy of the Premises).

            (b) Tenant acknowledges that any review or approval by Landlord of any Tenant Plans with respect to any Alterations, and/or any on-site inspections of any Alterations, and/or any supervision by Landlord of Alterations, are solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency of any such Tenant Plans or Alterations, or the compliance thereof with Legal Requirements, Insurance Requirements or the provisions of this Lease, and Landlord shall have no liability or responsibility therefor.

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            5.1.4 Alterations shall be performed only by contractors that have been first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

            5.1.5 Tenant shall cause all Alterations to be diligently performed to completion substantially in accordance with the Tenant Plans approved by Landlord, in compliance with Legal Requirements and Insurance Requirements, and otherwise in a good and workmanlike manner (using materials at least equal in quality and class to the then standards for the Building). Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all governmental permits and certificates required for the commencement and prosecution of Alterations and for final approval thereof upon completion. Alterations shall be performed in such manner as not to interfere with, or impose any additional expense (except to the extent Tenant reimburses Landlord therefor) upon, Landlord in the operation, management, maintenance and/or repair of the Real Property; without limiting the generality thereof, to the extent any Alterations are performed on an overtime basis, Tenant shall reimburse Landlord all additional reasonable costs incurred by Landlord by reason thereof. Throughout the performance of any Alterations, Tenant, at its expense, shall carry, or cause to be carried, (i) workers' compensation insurance in statutory limits, and (ii) such general liability insurance and other insurance as Landlord shall reasonably require. Tenant, promptly upon the completion of any Alterations, shall deliver to Landlord "as built" drawings therefor.

            5.1.6 Tenant, in connection with any Alterations or any other work, shall comply with and observe, and shall cause each of its contractors to comply with and observe, the rules and regulations annexed hereto as Exhibit G, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant (such rules and regulations, as changed from time to time, being, herein called the "ALTERATION RULES AND REGULATIONS"); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Alteration Rules and Regulations, the provisions of this Lease shall control. Landlord shall enforce the Alteration Rules and Regulations against tenants in the Building in a non-discriminatory manner.

            5.1.7 Before proceeding with any Alterations the cost of which is estimated to exceed $25,000.00, at Landlord's option, Tenant shall furnish to Landlord, as security for the full completion of such Alterations, a payment and performance bond issued by a bonding company reasonably satisfactory to Landlord naming Landlord as beneficiary, which bond (i) shall be in an amount equal to one hundred twenty-five (125%) percent of Landlord's reasonable estimate of the cost of such Alterations, (ii) shall not require any payment as a condition to the bonding company performing its obligations under the bond, and (iii) shall otherwise be in a form reasonably satisfactory to Landlord.

5.2         Tenant's Improvements and Tenant's Property.

            5.2.1 For purposes of this Lease, the following definitions shall apply:

            "TENANT'S IMPROVEMENTS" shall mean all improvements, betterments, fixtures (exclusive of trade fixtures that are capable of being removed from the Premises without causing material damage thereto ("TRADE FIXTURES"), equipment and appurtenances attached to or built into the Premises by or on behalf of Tenant (whether or not at Tenant's expense) during the Term, including the Initial Tenant Work and all Alterations (and including Tenmt's line, riser and other connections to the Building Systems and any separate HVAC, electrical or other mechanical system or facility installed by or on behalf of Tenant), but excluding Tenant's Property.

            "TENANT'S PROPERTY" shall mean all office furniture and equipment, Trade Fixtures, movable partitions, communications equipment and other articles of movable personal property owned or leased by Tenant and located in the Premises, including floor and/or wall coverings and computer and telephone cables. For purposes of this Lease, Tenant's Entrance Sign shall be deemed Tenant's Property.

            5.2.2 All Tenant's Improvements, upon the installation thereof, shall be and remain Landlord's property and shall not be removed by Tenant at anytime during the Term (except in connection with permitted Alterations) or upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord, upon notice to Tenant given (i) at the time of Landlord's approval of any Alterations for which Tenant has obtained Landlord's approval or
(ii) no later than thirty (30) days prior to the Expiration Date for Alterations for which Tenant has act obtained Landlord's approval, may require Tenant, at its expense, to remove all or any portion of any Tenant Improvements prior to the expiration of this Lease (or within thirty (30) days following the earlier termination hereof), provided, however, that Tenant shall not be required to remove the Initial Tenant Work. In any such event, Tenant shall repair any damage to the Real Property (including the Premises) resulting from any such removal and restore any affected areas thereof.

            5.2.3 All Tenant's Property shall be and shall remain the property of Tenant throughout the Term and may be removed by Tenant at any time during the Term. Upon the expiration of this Lease (or within fifteen (15) days after the earlier termination hereof), Tenant, at its expense, shall remove all Tenant's Property from the Premises. Tenant shall repair any damage to the Real Property (including the Premises) resulting from any removal of Tenant's Property and shall restore any affected areas of the Real Property. Any items of Tenant's Property which shall remain in the Premises after the expiration of this Lease (or, as the case may be, within fifteen (15) days following an earlier termination of this Lease), may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine.

5.3         Title, Mechanics Liens, Union Conflicts. Etc..

            5.3.1 All Alterations shall be fully paid for by Tenant. Except as permitted in Section 11.7 hereof, no Tenant's Improvements shall be subject to any conditional bills of sale, chattel mortgage or other title retention agreements.

            5.3.2 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, Alterations (other than the Initial Tenant Work), or any other work, labor, services or materials done for or supplied to Tenant, or any Tenant Party, which shall be issued by any Governmental Authority. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations (other than the Initial Tenant
Work), or any other work, labor, services or materials done for or supplied to Tenant or any Tenant Party and from and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record by bonding, payment or otherwise, of all such liens and encumbrances within sixty (60) days after actual knowledge or notice thereof.

            5.3.3 Tenant shall not perform any Alterations, or otherwise perform any work or conduct any activities in or about the Real Property, in a manner which violates any of Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference with the operation, management and/or maintenance of the Real Property. Tenant shall immediately stop, or cause to be stopped, any work or other activity in violation of this Section 5.3.3 upon notice thereof from Landlord.

           ARTICLE 6 - RESERVATION OF REAL PROPERTY; LANDLORD'S ACCESS

6.1         Reservation of Real Property.

            6.1.1 Except for the Premises (which, for purposes of this Lease, shall consist only of the space within the inside surfaces of all demising and exterior walls, hung ceilings, floors, windows and doors bounding the Premises), all of the Real Property, including the Land and the Base Building, is reserved to Landlord and persons authorized by Landlord, subject only to any rights of Tenant, the Tenant Parties and Tenant's clients and invitees to use areas of the Real Property outside of the Premises that may be expressly provided for hereunder.

            6.1.2 Landlord, without limiting the Generality of the foregoing, hereby reserves the following rights (which may be exercised, in each and every case, without any liability to Tenant): (a) the right to change the name and/or address of the Building, together with the exclusive right to use the name of the Building, at any time and from time to time; (b) the right to make, or permit to be made, such alterations and/or repairs in or to the Real Property or any part thereof (other than to the interior of the Premises), as Landlord shall deem necessary or desirable; and (c) the right to close or render inoperable any part of the Real Property (outside of the Premises). Notwithstanding the foregoing, Landlord, at all times, shall provide the parking required hereunder or, on a temporary basis, commercially reasonable alternate parking arrangements, and shall not block entrances to the Building (other than on a temporary basis so long as alternate access to the Premises is provided) or windows of the Premises (other than on a temporary basis), and shall use commercially reasonable efforts to minimize interference with Tenant's business operations in the Premises in exercising Landlord's rights under (b) and (c) of this Section 6.1.2.

            6.1.3       Landlord's Access to Premises.

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




            Landlord, and persons authorized by Landlord, shall have the right, upon reasonable notice (or, in the case of an emergency, without notice) to enter upon and/or pass through the Premises, at reasonable times (or, in the case of an emergency, at any time or times, for one or more of the following purposes: (a) to examine and/or inspect the Premises or any portions of the Real Property accessible through the Premises, (b) to show them to actual and prospective purchasers, Underlying Lessors or Mortgagees, or, during the last twelve (12) months of the Term, prospective tenants of the Building or any part thereof, (c) to make such alterations and/or repairs in or to the Real Property (other than to the interior of the Premises) or any part thereof as Landlord, or persons authorized by Landlord, are required or desire to make, (d) to make such alterations and/or repairs in or to the Premises or any part thereof as Landlord is required or permitted to make, and/or (e) to read any utility meters located therein. Landlord, and such authorized persons, may, without liability to Tenant (except in connection with the gross negligence or willful misconduct of Landlord or such authorized persons), take all materials into and upon the Premises that may be required in connection therewith.

                ARTICLE 7 - QUIET ENJOYMENT; UNDERLYING INTERESTS

7.1         Quiet Enjoyment.

            So long as this Lease is in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to all Mortgages and Underlying Leases.

7.2         Underlying Interests.

            7.2.1 For purposes of this Lease, the following definitions shall apply:

            "MORTGAGE" shall mean any mortgage or deed of trust which may now or hereafter affect the Land and/or the Building, or any part of either (whether or not such mortgage or deed of trust shall also cover other properties), and shall include each and every advance made or hereafter to be made under such mortgage or deed of trust, and to each and every renewal, modification, replacement or extension of such mortgage or deed of trust and any spreader or consolidation of such mortgage or deed of trust, and "Mortgagee" shall mean any holder of any Mortgage.

            "UNDERLYING LEASE" shall mean any ground lease, overriding lease or underlying lease of the Land and/or the Building, or of the portion of the Building of which the Premises are a part, now or hereafter existing, and "Underlying Lessor" shall mean any lessor under an Underlying Lease.

            7.2.2 This Lease, and all rights of Tenant hereunder are and shall be subject and subordinate to all Underlying Leases and Mortgages for which Landlord has obtained a Nondisturbance Agreement (as hereinafter defined) from the Underlying Lessor or Mortgagee thereof as hereinafter provided. This Section
7.2.2 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, an Underlying Lessor or a Mortgagee may reasonably request to evidence such subordination.

            7.2.3 If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to abate or offset against the payment of Rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Mortgagee and each Underlying Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee or Underlying Lessor shall have become entitled under such Mortgage or Underlying Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided such Mortgagee or Underlying Lessor shall give Tenant notice of its intention to, and with due diligence commence and continue to, remedy such act or omission.

            7.2.4 If any Mortgagee or Underlying Lessor, or any designee of any Mortgagee or Underlying Lessor or any other person, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "SUCCESSOR LANDLORD"), and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable for any previous act or omission of Landlord, (ii) responsible for any monies owing by Landlord to the credit of Tenant, (iii) bound by any covenant to undertake or complete any work in the Premises or to provide an allowance therefor, (iv) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord, (v) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord, (vi) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord, or (vii) bound by any modification of this Lease made without Successor Landlord's written consent.

            7.2.5 Promptly following the execution of this Lease by Landlord and Tenant, and in any event prior to the Commencement Date, Landlord shall obtain and deliver to Tenant a Nondisturbance Agreement from the holder of any existing Mortgage on the Building and/or the Land.

            7.2.6 With respect to any Mortgage or Underlying Lease that hereafter becomes a lien or charge upon or affects the Land or the Building, the provisions of Section 7.2.2 above shall be operative, and the rights of Tenant under this Lease shall be subject and subordinate such Mortgage or Underlying Lease only if the Mortgagee of such Mortgage or Underlying Lessee of such Underlying Lease executes and delivers to Tenant a Nondisturbance Agreement with respect to such Mortgage or Underlying Lease.

            7.2.7 As used herein, the term "NONDISTURBANCE AGREEMENT" shall mean an agreement between Tenant and the Mortgagee of a Mortgage or the Underlying Lessor of an Underlying Lease, pursuant to which such Mortgagee or Underlying Lessor agrees that so long as Tenant is not in default under the terms of this Lease (beyond any applicable notice and/or cure period), and provided Tenant attorns to said Mortgagee or Underlying Lessor, Tenant's possession of the Premises under and in accordance with the terms of this Lease shall not be disturbed and Tenant's rights under this Lease shall not be affected by a foreclosure of such Mortgage or termination of such Underlying Lease, and that, upon such foreclosure or termination, this Lease shall continue as a direct lease between the purchaser in foreclosure or the Underlying Lessor, as Landlord, and Tenant, as Tenant. Tenant agrees to accept in satisfaction of the requirement set forth in this Section 7.2 for the production of a Nondisturbance Agreement the applicable Mortgagee or Underlying Lessor's standard form of Nondisturbance Agreement, and to execute such standard form, so long as such standard form provides materially the terms set forth in this Section 7.2.7 and is reasonably acceptable to Tenant, Tenant's attorney and Tenant's lender(s). Any such standard form may also include an agreement by Tenant to attorn to such Mortgagee or Underlying Lessor following such foreclosure sale or termination, and to confirm the subordination of this Lease to such Mortgage or Underlying Lease, and such other commercially reasonable and/or customary terms as are found in typical standard forms of subordination, nondisturbance and attornment agreements of major commercial lenders.

                       ARTICLE 8 - BASIC LEASE OBLIGATIONS

8.1         Insurance.

            8.1.1 Tenant, at its expense, shall maintain, at all times during the Term, (i) "all risk" property insurance covering all Tenant's Improvements and Tenant's Property to a limit of not less than the full replacement cost thereof, (ii) comprehensive general liability insurance, including blanket contractual liability coverage, with limits of not less than Two Million ($2,000,000.00) Dollars combined single limit for personal injury and property damage liability in any one occurrence, and (iii) such other insurance, with such limits, as Landlord shall from time to time reasonably require Tenant to maintain. Landlord may, from time to time, reasonably require that the limits of the aforesaid insurance be increased. Landlord (or, at Landlord's option, any mortgagee or Underlying Lessor) shall be named as a "loss payee" under the insurance policies providing "all risk" property coverage on Tenant's Improvements; and Tenant shall cooperate with Landlord in connection with the collection of any insurance proceeds thereunder. Landlord and its managing agent, if any, and each Mortgagee and Underlying Lessor whose name and address shall previously have been furnished to Tenant shall be named as additional insureds under Tenant's insurance policies providing general liability coverage. Each of the insurance policies required to be maintained pursuant to this
Section 8.1.1 shall be issued by companies licensed to do business in the State of New Jersey and reasonably acceptable to Landlord and shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days' prior written notice thereof. Tenant, at least ten (10) days prior to the Commencement Date, and thereafter (for renewals of existing policies) at least ten (10) days prior to the date of expiration of any existing policy, shall deliver to Landlord a duplicate original insurance policy, an insurance binder (counter signed by the insurer), or Evidence of Insurance (in form ACORD 27) for each insurance policy required to be carried by Tenant hereunder.

            8.1.2 Tenant shall not violate, or permit any Tenant Party to violate, any Insurance Requirements or any terms or conditions imposed by any insurance policy then issued in respect of the Real Property. If, as a result of any act or omission by Tenant (including a default under the immediately preceding sentence), the premiums on any insurance policy issued in respect of the Real Property shall be higher than the same would otherwise be, then, without limiting any other rights or remedies that Landlord may have on account thereof, Tenant, upon demand, shall pay Landlord an amount equal to the part of such insurance premiums attributable to such act or omission; for which purposes, a schedule "make-up" rates issued by, or any other finding of, any insurance rating organization having jurisdiction over, or otherwise making rates or findings in respect of, the Real Property shall be conclusive evidence of the rates and facts therein stated.

            8.1.3 Each party agrees to have included in each of its "all risk" insurance policies (insuring the Base Building in case of Landlord, and insuring Tenant's Improvements and Tenant's Property in the case of Tenant) a waiver of the insurer's right of subrogation against the other party during the Term, unless such a waiver of subrogation shall be Generally unobtainable (in which event, the insured party shall so notify the other party promptly after learning thereof). Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during, the Term, if, and to the extent, such loss, damage or destruction is, or under this Section 8.1.3 is required to be, insured under a policy or policies containing a waiver of subrogation.

8.2         Indemnification.

            8.2.1 Tenant shall indemnify and hold harmless Landlord and any Landlord Party (as hereinafter defined) from and against any and all claims arising, from or in connection with: (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or any Landlord Party) in or about the Premises during the Term; (b) any negligence or willful act or omission of Tenant or any Tenant Party (hereinafter defined); (c) any accident, injury or damage whatever (except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Party) occurring in, at or upon the Premises; and (d) any breach or default by Tenant under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorneys' fees and expenses.

            8.2.2 Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims arising from the gross negligence or willful misconduct of Landlord or any Landlord Party. Such exclusion from Tenant's indemnity obligation and such agreement by Landlord to indemnify Tenant are not intended to and shall not relieve any insurance carrier of its obligations under policies carried or required to be carried by Tenant pursuant to this Lease to the extent such policies cover the alleged gross negligence or willful misconduct of Landlord or any Landlord Party; provided, however, that this sentence shall in no way be construed to imply the availability of any double or duplicate coverage following the primary liability of such carrier. Tenant waives no claim for damages or other relief against Landlord arising as a result of Landlord's willful misconduct or gross negligence, except as specifically set forth in this Lease.

8.3         Compliance with Laws.

            Tenant, at its expense, shall (i) comply with all Legal Requirements requiring compliance in respect of the Premises or the use and occupancy thereof, and (ii) be responsible for the cost of any other compliance with Legal Requirements in respect of the Real Property which arises from Tenant's use and occupancy of the Premises; provided, however, that Tenant shall not be required to perform, or be responsible for the cost of, any alterations to the Base Building which are required to be performed to comply with any Legal Requirements, unless the need for such compliance arises by reason of (w) the particular manner of conduct of Tenant's business in the Premises (other than general office use), (x) the performance of any Alterations or the operation, use or presence of any Tenant's Improvements or Tenant's Property, (y) any cause or condition created by or at the instance of Tenant (other than general office use), or (z) the breach of any of Tenant's obligations hereunder. Landlord represents that, as of the Commencement Date, the Premises shall be in compliance with all Legal Requirements (other than those relating specifically to Tenant's particular use of the Premises for purposes other than general office use).

8.4         Repairs and Maintenance.

            8.4.1 Except as otherwise specifically provided elsewhere in this Lease, Tenant, throughout the Term, shall, at its expense, keep and maintain, and take good care of, the Premises and make all needed interior and non-structural repairs in and to, the Premises, including all needed repairs to Tenant's Improvements and Tenant's Property. Tenant shall also be responsible for the cost of repairs made by Landlord to the Base Building to the extent that the need for the same arises out of (i) Tenant's performance of Alterations,
(ii) the operation, use or presence of any Tenant's improvements, and the installation, operation, use or presence of Tenant's Property, (iii) the moving, of any Tenant's Improvements or Tenant's Property, or (iv) any breach of Tenant's obligations under this Lease, or any negligent or wrongful act or omission by Tenant or any Tenant Party.

            8.4.2 Landlord, throughout the Term, shall keep and maintain, and make all needed repairs in and to, the Base Building (including all Parking Areas), in such a manner so as to maintain the Building as a Class "A" office building. Such repairs and maintenance shall be made at Landlord's expense, except as provided in Section 8.4.1 above.

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




8.5         Damage and Destruction.

            8.5.1 If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then, unless this Lease shall be terminated as hereinafter provided in this Article, (i) Landlord shall repair and restore (A) the Base Building (including the Parking Areas), and (B) Tenant's Improvements (all such repair and restoration work being herein called the "Landlord Restoration Work"), with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction, and (ii) Tenant shall repair and restore Tenant's Property with reasonable dispatch after such damage or destruction and the completion of Landlord's Restoration Work and the collection of the insurance proceeds attributable to such damage or destruction. The proceeds of Tenant's insurance policies providing coverage for Tenant's Improvements shall be paid to Landlord. Concurrently with the collection of any such insurance proceeds, Tenant shall pay to Landlord (x) the amount of any deductible under the policy insuring Tenant's Improvements, and (y) the amount, if any, by which the cost of repairing and restoring Tenant's Improvements as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor. Tenant shall also pay to Landlord, upon demand, the amount(s) by which the actual cost of repairing and restoring Tenant's Improvements exceeds the aforesaid insurance proceeds plus the amounts described in clauses (x) and (y) above.

            8.5.2 If the Premises and/or the Building shall be damaged or destroyed by fire or other casualty so as to render the Premises completely or partially untenantable (untenantability to include unavailability for Tenant's use thereof, even if the Premises or area thereof in question is not damaged), then the Fixed Rent, Operating Payments and Tax Payments shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to five
(5) days after the date that the Landlord Restoration Work shall be substantially completed; provided, however, that (i) if in Landlord's reasonable judgment the Landlord's Restoration Work would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting, the same, then the Landlord Restoration Work shall be deemed to have been substantially completed on such earlier date and, accordingly, any abatement shall cease upon such earlier date, and (ii) if Tenant or any of its subtenants shall reoccupy a portion of the Premises prior to the substantial completion of the Landlord Restoration Work for any reason other than Tenant's repair and/or restoration of Tenant's Property, then the Fixed Rent, Operating Payment and Tax Payment allocable to such reoccupied portion (on a pro-rata rentable square foot basis), shall be payable by Tenant from the date of such occupancy.

            8.5.3 If either (i) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) such that its repair and restoration requires more than one hundred eighty (180) days or the expenditure of more than twenty (20%) percent of the full insurable value of the Building immediately prior to the date of the damage or destruction or (ii) if the Premises shall be totally or substantially (i.e., for this purpose, more than thirty (30%) percent) damaged or destroyed by fire or other casualty (as estimated, in either case, by a reputable

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contractor, registered architect or licensed professional engineer which shall be promptly designated for such purpose by Landlord), then, in either such case, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. For the purpose of this Section only, "full insurable value" shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building.

            8.5.4 If the Premises are damaged to the extent that they are not reasonably tenantable, or damage or destruction to the Building prevents safe access or elevator access to the Premises, and it is estimated by the party designated by Landlord set forth in Section 8.5.3 above that such damage cannot be repaired to substantially the condition existing prior to such damage within two hundred ten (210) days from the date of such damage, or if such estimate is not furnished to Tenant within sixty (60) days after the date of such damage, then Tenant may terminate this Lease by written notice thereof delivered to Landlord within ten (10) days after Tenant's receipt of such estimate. Tenant shall also be entitled to so terminate this Lease, by written notice delivered to Landlord after the expiration of such 210-day period but prior to substantial completion of such repair, if in fact such damage is not substantially repaired within two hundred ten (210) days after the date of said damage. Except as provided in this Section 8.5.4, Tenant shall not be entitled to terminate this Lease by reason of damage or destruction to the Real Property. In addition, either Landlord or Tenant shall be entitled to terminate this Lease by written notice to the other if damage to the Building or the Premises to the extent described in the first (1st) sentence Section 8.5.3 above occurs during the last twelve (12) months of the Term.

            8.5.5 Except as provided under Section 4.8 hereof, Landlord shall have no liability to Tenant, by reason of any inconvenience, loss of business or annoyance arising from any repair or restoration work in respect of the Real Property.

8.6         Condemnation.

            8.6.1 If the whole or a material portion of either the Building or the Premises or access to the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (whether permanently or temporarily for more than six (6) months), this Lease shall terminate as of the date of vesting of title on such taking, and the Rent shall be prorated and adjusted as of such date.

            8.6.2 Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this Lease or any value attributable to the unexpired portion of the Term and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the Term. Notwithstanding the foregoing, Tenant shall be entitled to seek a separate award for the loss of Tenant's Property and moving costs.

8.7         Compliance with ISRA.

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            8.7.1 (a) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the requirements of the Industrial Site Recovery Act, N.J. S.A. 13:1K-6 et seq., and any amending and/or successor legislation and/or regulations thereto (the "ACT"), and all rules, regulations, opinions, orders and directives issued or promulgated in connection with the Act by the New Jersey Department of Environmental Protection, or any other governmental or quasi-governmental agency, authority, bureau, agency or body which shall then have Jurisdiction over administration of the Act (collectively, the "DEP"), as the same may be amended or substituted from time to time, to the extent such fulfillment, observance or compliance is required due to the nature of Tenant's business or due to Tenant's specific use and/or occupancy of, or any act or omission of Tenant or any Tenant Party in or about, the Premises. (The
Act and all of said rules, regulations, ordinances, opinions, orders and directives, as the same may be amended from time to time, and any amending and/or successor legislation and/or regulations thereto, are hereinafter collectively referred to as "ISRA").

                        (b) Without limiting the generality of the foregoing, upon the written request of Landlord or the occurrence of a Triggering Event (as hereafter defined), Tenant agrees to cooperate with Landlord in obtaining evidence of compliance with ISRA. Specifically in that regard, Tenant agrees that it shall (i) execute and deliver any affidavits, applications or other filings required by the DEP, (ii) allow inspections and testing of the Premises, and (iii) perform any requirement reasonably requested by Landlord as is necessary in connection with such triggering event. Any representation or certification made by Tenant in connection with any affidavit, application or other filing request shall constitute a representation and warranty by Tenant in favor of Landlord, and any misrepresentation or breach of warranty contained in Tenant's response with any such request shall constitute an Event of Default under this Lease.

            8.7.2 Within ten (10) days after a written request by Landlord or any Mortgagee or Underlying Lessee of Landlord, Tenant shall deliver to Landlord and any Mortgagee or Underlying Lessee an affidavit of Tenant's chief executive officer or the person having primary responsibility for the conduct of Tenant's business operations at the Premises, duly executed by such officer or person in such capacity with no personal liability, certifying:

                        (i) the proper four digit SIC Number (as hereafter defined) relating to Tenant's then current use of the Premises; and

                        (ii) that Tenant's then current use of the Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "Hazardous Substances" or "Hazardous Wastes" as such terms are defined under ISRA (together, "HAZARDOUS SUBSTANCES"), on site, above around or below ground, or the "Discharge" (as defined in ISRA) of Hazardous Substances (all of the foregoing are hereinafter collectively referred to as the "PRESENCE OF HAZARDOUS SUBSTANCES") in violation of any Environmental Law (as hereinafter defined); and

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                        (iii) if Tenant's then current use does involve the
Presence of Hazardous Substances, then said affidavit shall describe in complete detail the portion of Tenant's operations which involves the Presence of Hazardous Substances. Such description shall, inter alia, identify each of the Hazardous Substances and describe the manner in which Tenant generated, handled, manufactured, refined, transported, treated, stored and/or disposed of same. Tenant shall supply Landlord and any Mortgagee or Underlying Lessee with such additional information relating to the Presence of Hazardous Substances as Landlord or such Mortgagee or Underlying Lessee reasonably requests.

            8.7.3 Tenant warrants that Tenant's Standard Industrial Classification Number as designated in the most recent edition of the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States is ("Tenant's SIC Number"). Tenant's use of the Premises shall be restricted to uses classified under Tenant's SIC Number. Tenant covenants and agrees that it will not do or suffer anything which will cause Tenant's SIC Number to change. Tenant recognizes that, for purposes of ISRA, it will acquire the Standard Industrial Classification Number of any entity for which it provides all or substantially all of its services or products, and further covenants and agrees to notify Landlord at least thirty (30) days prior to any change of facts which would result in the charge of Tenant's SIC Number. Upon receipt of such notice, if the new Standard Industrial Classification Number would subject either Tenant or the Premises to compliance with ISRA, Landlord shall have the right, at Landlord's option, to terminate this Lease by notifying Tenant in writing, and delivering such notice not later than thirty (30) days of Landlord's receipt of Tenant's notice of such new Standard Industrial Classification Number change (provided that Tenant shall, following written notice to Landlord delivered within five
(5) days after Tenant's receipt of Landlord's notice of termination, be entitled to take such actions as are necessary to prevent such change, in which case this Lease shall not terminate). Tenant's failure to provide such notice shall not affect Landlord's right to terminate this Lease if Tenant's SIC Number changes for any reason without Landlord's prior written consent.

            8.7.4 (a) Tenant represents and warrants that the Premises will not be an "Industrial Establishment" as that term is defined in ISRA. Tenant shall not do or suffer anything that will cause the Premises to become an Industrial Establishment during the Term of this Lease. Landlord, from time to time, may require Tenant, at Tenant's sole expense, to provide proof reasonably satisfactory to Landlord that the Premises are not an Industrial Establishment.

                        (b) Notwithstanding anything, herein to the contrary, if Tenant's operations at the Premises now or hereafter constitute an Industrial Establishment, then prior to (i) the expiration or sooner termination of this Lease, (ii) any assignment of this Lease or any subletting of any portion of the Premises, (iii) any sale or transfer of the Premises, (iv) "Closing Operations" (as defined in ISRA) at the Premises, or (v) "Transferring Ownership or Operations" (as defined in ISRA) with respect to the Premises (said conditions
(i) through (v) each being a "TRIGGERING EVENT"), regardless of whether such Triggering Event is caused by Landlord or Tenant, or any other tenant of the Building, Tenant, at its sole expense, shall comply with all requirements of ISRA pertaining to Closing Operations or Transferring Ownership or Operations of an Industrial Establishment. Without

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limitation of the foregoing, Tenant's obligations shall include (i) the proper and timely filing of an initial notice to the DEP and all other parties entitled to notice under ISRA, when and as required under ISRA, (ii) the performance of any "Preliminary Assessment," "Site Investigation," "Remedial Investigation," or "Remedial Action" (all as defined in ISRA) as required by the DEP, and (iii) either obtaining the approval of a "Negative Declaration" (as defined in ISRA) by the DEP or performing proper and approved "Remedial Action Workplan" (as defined in ISRA) to the satisfaction of the DEP and Landlord. In the event that an approved Remedial Action Workplan is authorized by the DEP, Tenant further agrees that it shall, at its sole cost and expense: (a) secure remediation financing, including, without limitation, posting any financial guarantee or other bond required by the DEP or Landlord, in amounts sufficient to fully implement and complete such Remedial Action Workplan; and (b) promptly and diligently implement and prosecute same to completion, in accordance with the schedules and criteria contained therein or as may otherwise be ordered or directed by the DEP. Tenant expressly understands, acknowledges and agrees that Tenant's compliance with the provisions of this Section 8.7 may require Tenant to expend funds or do acts after the expiration or termination of the Tenant and Tenant shall not be excused therefrom due to such expiration or termination. The entry of a "Remediation Agreement" (as defined in ISRA) by Tenant with the DEP shall not satisfy Tenant's obligations hereunder without obtaining the prior written approval of Landlord for the use of same and of the terms thereof.

                        (c) In the event a Remedial Action Workplan or Remediation Agreement is required, Tenant shall not undertake any Preliminary Assessment, Site Investigation, Remedial Investigation, Remedial Action or any other remediation without first obtaining the prior approval for the use and of same and of the terms thereof from Landlord, and, notwithstanding any provisions of ISRA to the contrary, Landlord shall have the right to require DEP approval of same before Tenant shall be deemed to have satisfied its obligations hereunder and under ISRA. Under no circumstances shall Tenant's obligations be satisfied by remediation in accordance with "Residential Standards" (as defined in ISRA) without first obtaining the prior written approval for the use of same from Landlord, and, notwithstanding any provisions of ISRA to the contrary, Landlord shall have the right to require DEP approval of same before Tenant shall be deemed to have satisfied its obligations hereunder and under ISRA.

                        (d) Tenant shall promptly provide copies to Landlord of all submissions to DEP concerning any remediation.

            8.7.5 In the event that Tenant is not obligated to comply with
Section 8.7.4(b) above for any reason, including without limitation inapplicability of ISRA to Tenant, then, (i) at least three (3) months prior to the expiration or earlier termination of this Lease or any other Triggering Event caused by Tenant, or (ii) within sixty (60) days after Tenant's receipt of notice of a Triggering Event not caused by Tenant, Tenant shall, at Tenant's sole expense, obtain from the DEP a "nonapplicability letter" or other written statement in form reasonably satisfactory to Landlord's counsel, confirming that the proposed Triggering Event does not subject either Tenant or the Premises to the requirements of ISRA. (Any representation or certification made by Tenant in connection with any such request shall constitute a representation and warranty by Tenant in favor of Landlord, and any

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



misrepresentation or breach of warranty contained in Tenant's request shall constitute an Event of Default under this Lease).

            8.7.6 All reasonable costs associated with Tenant's compliance with this Section 8.7, including without limitation Landlord's reasonable costs in reviewing any sampling plan and/or test results or any other materials required to be submitted by Tenant to the DEP in connection with ISRA compliance, in developing a plan for remediation and site detoxification or for any other requirements of the DEP in connection with ISRA compliance, and monitoring of same, and all reasonable consulting, engineering, and legal fees, shall be paid by Tenant as Additional Charges upon demand from Landlord. In the event Tenant fails to comply in full with its obligations hereunder, Landlord, at its option, may perform any and all of Tenant's obligations as aforesaid (but shall not be obligated to do so), and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Charges payable by Tenant on demand, with interest at the Interest Rate, from the date of demand until paid in full, it being the intention of the parties hereto that Landlord shall be free of all expenses and obligations arising from, or necessary to achieve, compliance to the extent such compliance is required of Tenant under this Section 8.7.

            8.7.7 Tenant does hereby agree to indemnify, defend and hold harmless Landlord and each Mortgagee or Underlying Lessee of the Premises from all losses, costs, damages and expenses (including fines, penalties, reasonable engineering and other professional or expert fees, and reasonable legal fees) resulting, directly or indirectly, whether foreseen or unforeseen, from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental or private rights of action (collectively, "CLAIMS" or "CLAIM"), that may be asserted against Landlord or any such Mortgagee or Underlying Lessee as a result of Tenant's breach of any representation, warranty or covenant of this Section 8.7, it being the intention of the parties hereto that Landlord shall be free of all expenses and obligations arising from, or necessary to achieve, compliance with ISRA to the extent such compliance is required of Tenant under this Section 8.7; provided, however, that Tenant shall not be obligated to indemnify Landlord under this Section 8.7.7 if Tenant demonstrates that the Claim was based on events occurring or conditions in existence prior to the date of this Lease. Tenant further agrees, at its sole cost and expense, to promptly discharge and remove any lien or encumbrance against the Premises, the Building, or the Land or against any other property owned or controlled, in whole or in part, by Landlord, imposed due to Tenant's failure to comply with ISRA.

8.8         Spill Act.

            8.8.1 Tenant agrees that it shall, at its sole cost and expense, observe, comply and fulfill all of the terms land provisions of the Spill Compensation and Control Act, N.J.S.A. 58:10-23. 11 et seq., as the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said Act by DEP, any subdivision or bureau thereof or governmental or quasi-governmental agency or body having Jurisdiction thereof, to the extent such fulfillment, observance or compliance is required due to the specific nature of Tenant's business or due to Tenant's specific use and/or occupancy of, or any act

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



or omission of Tenant or any Tenant Party in or about, the Premises. (Said Act and all said rules, regulations, ordinances, opinions, orders and directives are hereinafter in this Section 8.8, collectively referred to as "SPILL ACT").

            8.8.2       Without limiting the foregoing, the Tenant agrees:

                        (i) that it shall not do, omit to do or suffer the commission or omission of any act which is prohibited by or may result in any liability under the Spill Act, including without limitation the discharge of petroleum products or other hazardous substances (as said terms are defined in the Spill Act); and

                        (ii) whenever the Spill Act requires the "owner or operator" to do any act, Tenant shall do such act and fulfill all such obligations with respect to the Premises at its sole cost and expense, it being the intention of the parties hereto that Landlord shall be free of all expense and obligations arising from or in connection with compliance with the Spill Act.

            8.8.3       Without limiting the foregoing, Tenant agrees:

                        (i) at its sole cost and expense, to promptly discharge and remove any lien or any encumbrance against the Premises, the Building, the Land or any other property owned or controlled, in whole or in part, by Landlord, imposed by Tenant's failure to comply with the Spill Act; and

                        (ii) to defend, indemnify and hold Landlord harmless from and against any and all liability, penalty, loss, expense, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, to the extent such costs arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with the Spill Act and/or the provisions of this Section 8.8.

            8.8.4 Tenant agrees that each and every provision of this Section
8.8 shall survive the termination of this Lease by three (3) years. The parties hereto expressly agree and acknowledge that the Landlord would not enter into this Lease but for the provisions of this Section 8.8 and the aforesaid survival thereof.

8.9         Other Environmental Laws.

            Tenant agrees that it shall, at its sole cost and expense, promptly comply and keep continually in full compliance with all federal, state and local laws, ordinances, rules, regulations and requirements relating to air, ground and water pollution and protection and/or preservation of the environment ("ENVIRONMENTAL LAWS").

8.10        Environmental Indemnification.

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



            Notwithstanding anything to the contrary contained in Sections 8.7,
8.8 and/or 8.9 hereof, as between Landlord and Tenant, Landlord will be solely responsible for and will defend, indemnify and hold Tenant harmless from and against all claims, judgments, actions, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the generation, manufacture, refining, transportation, treatment, storage, handling and/or disposal by Landlord, any Landlord Party, Underlying Lessors and Mortgagees, Landlord's invitees or other tenants of the Real Property of Hazardous Substances in, on or about the Premises or the Real Property, or arising out of or in connection with the existence of any Hazardous Substances located in, on or about the Building prior to the Commencement Date of this Lease, including but not limited to all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials required as a result thereof. Landlord's obligations under this Section 8.10 will survive the termination of this Lease by three (3) years.

                ARTICLE 9 - ASSIGNMENT, SUBLETTING AND MORTGAGING

9.1         General Prohibition.

            Tenant shall not, except as otherwise provided herein, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer in whole or in part this Lease, (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by any person other than Tenant for any purpose (including desk space, mailing privileges or otherwise), or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as the requirements of
Section 9.1 hereof have been satisfied. The consent by Landlord to a particular assignment, subletting or mortgaging shall not in any way be considered a consent by Landlord to any other or further assignment, subletting, or mortgaging.

9.2         Recapture.

            9.2.1 If Tenant shall, at any time or from time to time, during the Term propose to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord ("TENANT'S NOTICE"), which notice shall be accompanied by (i) a form of the proposed assignment or sublease, the effective date or commencement date of which shall be not less than thirty (30) days, nor more than one hundred and eighty (180) days, after the giving of such notice, and the effectiveness of which shall be expressly conditioned upon the obtaining of Landlord's written consent thereto, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and (iv) in the case of a proposed sublease of less than the entire Premises, a floor plan clearly indicating the specific portion of the Premises to be subleased and all means of ingress and egress to and from such proposed sublease space. Tenant, upon request, shall also provide Landlord with any

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



additional information Landlord that shall reasonably request in respect of such proposed assignment or sublease.

            9.2.2 Upon Landlord's receipt of any Tenant's Notice, Landlord shall have the following options, as applicable (collectively, the "RECAPTURE OPTIONS"), any of which may be exercised by Landlord by written notice to Tenant (the "RECAPTURE NOTICE") given at anytime within a period (the "RECAPTURE PERIOD") of thirty (30) days after its receipt of the Tenant's Notice but not later than three (3) days prior to the proposed effective date of the proposed assignment or sublease:

                        (a) If a Tenant's Notice shall set forth either (i) a proposed assignment or a proposed sublease of seventy-five percent (75%) or more of the then rentable area of the Premises, then Landlord shall have the option to terminate this Lease in its entirety. If Landlord exercises such option, then this Lease shall terminate on the date that such proposed assignment or sublease was to become effective or commence, as the case may be, and the Rent shall be paid and apportioned to such date.

                        (b) If a Tenant's Notice shall set forth a proposed sublease that either (i) demises more than twenty-five percent (25%) of the then rentable area of the Premises or (ii) has a sublease term that expires later than two (2) years prior to the then scheduled expiration of the Lease Term, then Landlord shall have the option to terminate this Lease as to the proposed sublease space. If Landlord exercises such option, then (i) Landlord, at Tenant's expense, shall (x) erect all partitions required to separate such space from the remainder of the Premises and (y) install all corridors, doors, equipment and facilities required to (aa) allow for independent access from such space to the applicable Public Areas, (bb) comply with any Legal Requirements or Insurance Requirements relating to such separation and (cc) enable such space to used, maintained and serviced as an independent unit, and (ii) this Lease shall terminate with respect to such space on the date that such proposed sublease was to commence and, effective as of such termination, this Lease shall be deemed modified to (x) eliminate such space from the Premises, and (y) reduce the Fixed Rent, on a pro rata, rentable square foot basis.

Notwithstanding the foregoing, if Landlord gives Tenant a Recapture Notice with respect to a proposed assignment or sublease, Tenant may, by written notice delivered to Landlord within ten (10) days after Tenant's receipt of such Recapture Notice, withdraw Tenant's request for Landlord's consent to such assignment or sublease, in which case Landlord's Recapture Notice shall be null and void, Tenant shall not enter into such assignment or sublease, and this Lease shall continue as if Tenant had never requested Landlord's consent to such assignment or sublease.

9.3         Consent.

            If (i) Landlord receives a Tenant's Notice and (ii) Landlord does not exercise any of its Recapture Options within the Recapture Period, then, provided that there is no Event of Default by Tenant continuing as of the date of Tenant's Notice or at anytime thereafter prior to Landlord

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granting its written consent, Landlord's consent to the proposed assignment or sublease set forth in the Tenant's Notice shall not be unreasonably withheld, conditioned or delayed; provided, that:

            (a) Tenant shall have complied with all the provisions of this Article;

            (b) the proposed assignment or sublease shall comply with the provisions of this Article, and the form thereof shall otherwise be reasonably satisfactory to Landlord;

            (c) the proposed assignee or subtenant (i) shall be a reputable person or entity of good character, (ii) shall be engaged in a business or activity which is in keeping with the then standards the Building, and (iii) shall have sufficient net worth considering the responsibility involved (and Landlord shall have been furnished with reasonable proof thereof);

            (d) the prospective occupancy of the proposed assignee or subtenant
(i) shall be limited to the use of the Premises specifically permitted by this Lease, (ii) shall not violate any use restrictions set forth in this Lease,
(iii) shall otherwise be in keeping with the then standards of the Building, and
(iv) shall not, in the reasonable judgment of Landlord, increase the office cleaning requirements or otherwise impose an extra burden upon services to be supplied by Landlord to Tenant;

            (e) the proposed assignment or sublease shall not result in there being more than three occupants (inclusive of Tenant and all subtenants) occupying space within the Premises;

            (f) in the case of a sublease, the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease; and

            (g) unless at the time of the proposed assignment or sublease there is not available for lease, or scheduled to become available for lease within three (3) months thereafter, rental space in the Building leasable in a single block containing not less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the rentable square footage of the area to be covered by the proposed assignment or sublease, neither the proposed assignee or subtenant nor any company controlled by, under common control with or controlling the proposed assignee or subtenant (i) shall then be a tenant or occupant of any space in the Building, or (ii) shall have, within the nine (9) month period prior to the date of Tenant's Notice, negotiated with Landlord with respect to the leasing of any space in the Building.

Landlord's consent to any assignment or sublease shall be set forth in an instrument prepared by Landlord in form satisfactory to Landlord; in the case of any assignment, such instrument shall include an assumption by the proposed assignee of the obligations of Tenant hereunder. Landlord's consent shall not be effective until such instrument is executed and delivered by Landlord, Tenant and the proposed assignee or subtenant. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including (i) the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and (ii) legal costs incurred in connection with the granting of any requested consent.

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9.4         Profits.

            9.4.1 For purposes of this Lease, the following definitions shall apply:

                        "ASSIGNMENT CONSIDERATION", with respect to any assignment, shall mean an amount equal to all sums and other considerations payable to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of any Tenant's Property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

                        "SUBLEASE CONSIDERATION", with respect to any sublease with respect to any calendar year, shall mean the excess of (1) any and all rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant's Property located in the sublease premises, after deducting, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns), over (ii) the Rent accruing during such year in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

                        "TRANSACTION EXPENSES", with respect to any assignment or sublease, shall mean the sum of (i) the out-of-pocket and reasonable advertising expenses and brokerage commissions paid by Tenant in connection with the assignment or sublease, plus (ii) the out-of-pocket construction and work allowance costs paid by Tenant in order to prepare the Premises (or portion thereof) for the initial occupancy of the assignee or subtenant.

            9.4.2 If Landlord shall consent to any assignment of this Lease, then, in consideration therefor, Tenant within thirty (30) days after the effective date of the assignment, shall (i) deliver to Landlord a written statement, certified by an officer of Tenant, setting forth the Assignment Consideration and the Transaction Expenses with respect to such assignment, and
(ii) pay to Landlord, as Additional Charges, an amount equal to fifty percent (50%) of the excess of the Assignment Consideration over the Transaction Expenses.

            9.4.3 If Landlord shall consent to any sublease of all or any portion of the Premises, then, in consideration therefore Tenant, within thirty
(30) days after the close of each calendar year during the Term in which such sublease is in effect, shall (i) deliver to Landlord a written statement, certified by an officer of Tenant, setting forth the Sublease Consideration for such calendar year during the Transaction Expenses with respect to such sublease, and (ii) either retain or pay to Landlord the Sublease Consideration for such year, in accordance with the following: first, Tenant may retain the entire Sublease Consideration for such year to the extent of the Transaction Expenses incurred with respect to such sublease (except to the extent Tenant retained amounts under this clause first in prior years); and second, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of the balance of the Sublease Consideration for such year.

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9.5         Miscellaneous.

            9.5.1 Notwithstanding any assignment or transfer of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of Rent and for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed. Tenant's liability shall be joint and several with any immediate and remote successors in interest of Tenant, and such joint and several liability in respect of Tenant's obligations under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

            9.5.2 All subleases shall be subject and subordinate to this Lease, and each sublease shall expressly so provide and shall further provide that in the event this Lease is terminated by Landlord by reason of an Event of Default, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, or responsible for any monies owing by Tenant to the subtenant,
(3) bound by any previous prepayment of more than one (1) month's rent, (4) bound by any previous modification of such sublease (made without Landlord's consent), (5) bound by any covenant to undertake or complete any construction in the Premises or any part thereof, (6) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, or (7) required to remove any person occupying the Premises or any part thereof. No sublease shall be for a term ending later than one day prior to the Expiration Date. Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord's consent and shall include provisions substantially the same as the provisions of Section 9.5.3 hereof. If an Event of Default shall occur, then Landlord, thereafter at its option and without waiving any such default, may collect Rent from any then existing subtenant of the Premises. Notwithstanding any subletting by Tenant, and notwithstanding the acceptance of Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent, for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed, and for all acts or omissions of any subtenant (or anyone claiming under or through any subtenant which shall be in violation of any of the terms and conditions of this Lease, each such violation being deemed to be a violation by Tenant.

            9.5.3 For purposes of this Lease, (i) a change in control of Tenant (or of any subtenant of Tenant) shall be deemed an assignment of this Lease (or of such sublease), (ii) a "take-over agreement" pursuant to which one or more persons shall agree to assume the obligations of Tenant hereunder in consideration of Tenant leasing space in another building shall be deemed an assignment of this Lease, and (iii) a modification, unendment or extension of a sublease shall be deemed a sublease.

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            9.5.4 In no event shall Tenant ever (i) advertise or publicize in any way the availability of the Premises without prior notice to and approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) list the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Rent payable hereunder for such space, or (2) the rental rate at which Landlord is then offering to lease other space in the Building.

            9.5.5 If Landlord exercises any of its Recapture Options then Landlord, thereafter, shall be free to, and shall have no liability to Tenant if it shall, enter into a lease, sublease, assignment or other transaction with Tenant's proposed assignee or subtenant or any other person concerning the whole or any portion of the Premises or otherwise. If Landlord shall exercise any of its Recapture Options, or if, after failing to exercise any of its Recapture Options, Landlord shall decline to give its consent to any proposed assignment or sublease, then, in any such case, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            9.5.6 Notwithstanding anything contained hereinto the contrary, without Landlord's consent but upon notice to Landlord, Tenant may assign this Lease or sublet all or a portion of the Premises to (and Landlord shall not be entitled to exercise its Recapture Options and the provisions of Section 9.4 hereof shall not apply with respect thereto):

                        (a) Tenant's parent entity or any wholly owned subsidiary or affiliate of Tenant or Tenant's parent entity;

                        (b) a corporation or other entity acquiring all of the assets of Tenant;

                        (c) any successor of Tenant by a sale of the stock of Tenant or by consolidation, merger or other corporate action;

                        (d) the initial public offering of stock or other interest in Tenant; or

                        (e) any trading of Tenant's securities on any nationally recognized securities exchange, NASDAQ or other securities system on which it is listed.

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                        ARTICLE 10 - SURRENDER; HOLDOVER

10.1        Surrender.

            Upon the expiration or any earlier termination of this Lease, Tenant shall fully vacate and surrender the Premises to Landlord in accordance with the provisions of this Lease (including Article 5 hereof), "broom-clean" and in good order, condition and repair, reasonable wear and tear excepted.

10.2        Holdover.

            If Tenant shall fail to vacate and surrender the Premises upon due expiration or earlier termination of this Lease, then, throughout the period commencing on such expiration or earlier termination and continuing until Tenant shall fully vacate and surrender the Premises (such period being herein called the "HOLDOVER PERIOD"), Tenant shall be deemed a holdover tenant and shall be liable to Landlord for rent, or a charge in respect of use and occupancy, at a per diem rate, for each day of the Holdover Period, equal to one and one half (1.5) times the average per diem rate of Fixed Rent payable by Tenant during the last year of the Term( i.e., the year immediately prior to the Holdover Period), plus all Additional Charges allocable to the Holdover Period. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover. Nothing herein shall be deemed to grant Tenant any right to holdover, and in no event shall the acceptance of any rent preclude Landlord from commencing and prosecuting any holdover or eviction proceeding.

               ARTICLE 11 - DEFAULT BY TENANT; LANDLORD'S REMEDIES

11.1        Events of Default.

            Each of the following events shall constitute an "EVENT OF DEFAULT":

            (a) If Tenant shall default in the payment of any Rent, and such default shall continue for five (5) days.

            (b) If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied as soon as practicable and in any event within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (x) within such thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within such 30-day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of such notice of Landlord.

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            (c) If this Lease or the estate hereby granted or the unexpired balance of the Term, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 9 hereof.

            (d) If Tenant shall vacate or abandon the Premises (and the fact that any of Tenant's Property remains in the Premises shall not be evidence that Tenant has not vacated or abandoned the Premises).

            (e) If (i) Tenant shall commence a case in bankruptcy, or under the insolvency laws of any state, naming Tenant as a debtor, or (ii) any other person shall commence a case in bankruptcy, or under the insolvency laws of any state, naming Tenant as a debtor, and such case shall not have been discharged within sixty (60) days of the commencement thereof, or (iii) Tenant shall make an assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute, or (iv) a receiver or trustee shall be appointed for Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside or otherwise stayed within sixty (60) days of such appointment.

11.2        Termination, Re-Entry, Damages, Etc..

            11.2.1 This Lease and the estate hereby granted are subject to the limitation that if an Event of Default shall occur, then, in any such case, Landlord may give to Tenant a notice of intention to terminate this Lease and the Term as of the fifth (5th) day after the giving, of such notice, and, in which event, as of such fifth (5th) day, this Lease and the Term shall terminate with the same effect as if such day was the Expiration Date, but Tenant shall remain liable for damages as hereinafter provided.

            11.2.2 If this Lease shall be terminated as provided in Section
11.2.1 above, Landlord, or its agents or employees, may reenter the Premises at any time and remove therefrom Tenant and all Tenant Parties, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law. In the event of such termination, Landlord may repossess and enjoy the Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements. Tenant waives any rights to the service of any notice of Landlord's intention to re-enter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re-entry, recession, dispossession or removal, if this Lease is terminated prior to the Expiration Date by reason of an Event of Default, Tenant's liability under the provisions of this Lease shall continue until the date the Term would have expired had such termination not occurred.

            11.2.3 In any case of termination of this Lease, or re-entry or repossession of the Premises, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to theretofore accrued liabilities) to the extent legally permissible for: (1) the Rent, together with (A) all other charges provided for herein until the date this Lease would have expired

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had such termination, re-entry or repossession not occurred, (B) all expenses which Landlord may incur in (1) re-entering or repossessing the Premises, (2) making good any default of Tenant, (3) painting, altering or dividing the Premises, combining the same with other space, or placing the same in proper repair, (4) protecting and preserving the Premises by placing therein watchmen and caretakers, (C) all expenses which Landlord may incur in reletting the Premises (including reasonable attorneys' fees and disbursements, marshall's fees and brokerage fees), and (D) any expenses which Landlord may incur during the occupancy of any new tenant, less (II) the proceeds of any reletting. Tenant agrees to pay to Landlord the difference between items (I) and (II) hereinabove with respect to each month, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall reimburse Landlord all reasonable attorneys' fees and disbursements incurred by Landlord with respect to any such action or proceeding to collect such difference and/or any action or proceeding to otherwise collect any rent and/or to enforce any of Tenant's other obligations under this Lease and/or any summary or other dispossess proceedings.

            11.2.4 Landlord may, in its sole discretion, relet the whole or any part of Premises for the whole or any part of the unexpired Term, or longer, or from time to time for shorter periods, for any rental it wishes and giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its sole and absolute discretion deem advisable, and Landlord may collect and receive the rents thereunder. In no event shall Landlord ever be obligated to relet or to attempt to relet the Premises or any part thereof.

            11.2.5 If, after a termination of this Lease as aforesaid, Landlord, in its sole discretion, so elects, Tenant shall pay Landlord, on demand, as liquidated and agreed final damages, the present value (calculated at a discount rate of 6 %) of (i) the Rent and all other charges which would have been payable by Tenant from the date of such demand to the date that this Lease would have expired if it had not been terminated as aforesaid, less (ii) the sum of (a) the amount Landlord reasonably determines Landlord will receive in reletting the Premises for the unexpired Term minus (b) Landlord's reasonable estimate of the costs of so reletting the Premises (including but not limited to costs of tenant improvements and other leasing incentives or concessions, leasing commissions, and lease preparation). Upon payment of such liquidated and agreed final damages, Tenant shall have no further liability with respect to the period after the date of such demand.

11.3        Late Payments of Rent.

            If Tenant shall fail to pay any Rent within ten (10) days after the due date therefor, then Tenant, in addition to such Rent, shall pay Landlord a late charge of five (5) cents for each dollar of the amount of Rent not so paid. In addition, if any such failure to pay Rent shall continue for a period of fifteen (15) days after notice thereof to Tenant, then the past due Rent shall bear interest at the Interest Rate, from the expiration of such fifteen (15) day period until paid. The amount of any such late charge and/or interest shall each be an Additional Charge hereunder and shall be payable upon demand. The assessment and receipt of late charges and interest as aforesaid shall be in addition to,

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and shall in no way be deemed to limit, any other rights and remedies Landlord may have under this Lease or otherwise for non-payment of Rent.

11.4        Landlord's Cure and Enforcement Rights.

            11.4.1 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in any case of emergency, and, in any other case, if such default continues after notice to Tenant thereof and after the expiration of the applicable grace period set forth herein, if any.

            11.4.2 Tenant, upon demand, shall reimburse Landlord for any reasonable expenses incurred by Landlord (including reasonable attorneys' fees) pursuant to, or in connection with, (i) any performance by Landlord for the account of Tenant pursuant to Section 11.4.1 above, or (ii) collecting or endeavoring to collect Rent or any component thereof, or enforcing or endeavoring to enforce any of Landlord's rights against Tenant hereunder or any of Tenant's obligations hereunder, together, in either case, with interest thereon, at the Default Rate (as hereinafter defmed), from the date that such expenses were incurred by Landlord to the date that the same are reimbursed to Landlord by Tenant.

11.5        Additional Remedies.

            The specific remedies granted to Landlord under this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies which may be available to Landlord at law or in equity. Landlord may exercise any and/or all such rights and remedies (whether Specifically granted herein or otherwise available to Landlord at law or in equity) at such times, in such order, to such extent, and as often, as Landlord deems advisable without regard to whether the exercise of any such right or remedy precedes, is concurrent with or succeeds the exercise of another such right or remedy.

11.6        Security.

            Tenant, simultaneously herewith (but subject to the provisions of Section 1.5.6 hereof, shall deposit with Landlord either the cash sum or a letter of credit in the amount of $511,816.56, as security for the full and punctual performance by Tenant of all of the terms and conditions of this Lease (such amount, together with any interest earned thereon, if any, such letter of credit, and/or any funds drawn by Landlord thereunder being herein called the "SECURITY DEPOSIT"). In respect thereof, the following provisions shall apply:

            (a) If Tenant defaults hereunder beyond the expiration of any applicable grace, notice or cure period, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum(s) as to which Tenant is in default or for any sum(s) which Landlord may expend or may be required to expend by reason of Tenant's
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default pursuant hereto, including any damages or deficiency with respect to the reletting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained such that the Security Deposit shall be replenished to its former amount.

            (b) If Tenant shall fully and punctually comply with all of the terms and conditions of this Lease, then the Security Deposit (or portion thereof to which Tenant is entitled) shall be returned or paid over to Tenant
(i) one half (1/2) within fifteen (15) days after the expiration or termination of this Lease and the surrender of the Premises to Landlord in accordance herewith (provided, if the Security Deposit is a letter of credit, that Tenant has theretofore given to Landlord a replacement letter of credit in the amount of the remaining one half (1/2) of the Security Deposit) and (ii) one half (1/2) within ninety (90) days after the expiration or termination of this Lease and the surrender of the Premises to Landlord in accordance herewith.

            (c) in the event of a sale or lease of the Building (or the portion thereof containing the Premises), Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall, upon such transfer and the assumption in writing by such vendee or lessee of the Security Deposit and Landlord's obligations hereunder, be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new landlord for the return thereof. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited as security and Landlord shall not be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

            (d) Provided Tenant is not then in default hereunder beyond any applicable notice or cure period, the Security Deposit shall be reduced to $255,908.28 upon (i) Tenant's occupancy of the Premises and commencement of conduct of normal business operations therein and (ii) Tenant's payment of Fixed Rent for the first (1st) full calendar month for which Fixed Rent is payable by Tenant following exhaustion of the rent concession described in Section 2.2.3 hereof (provided, if the Security Deposit is a letter of credit, that Tenant provides to Landlord a replacement letter of credit in the applicable reduced amount prior to such reduction).

            (e) Tenant shall, promptly after the end of each fiscal year of Tenant (such fiscal year expiring on March 31), deliver to Landlord Tenant's financial statement current through the end of such fiscal year, prepared and certified by Tenant's certified public accountants, and such other proof as Landlord may reasonably require to confirm Tenant's gross sales for such fiscal year. If Tenant's gross sales for such fiscal year just ending, as indicated by such financial statement and other proof. exceeded $75,000,000.00, and Tenant is not then in default under this Lease beyond the expiration of any applicable grace notice or cure period, the Security Deposit shall be reduced to (or if previously so reduced, shall remain at) $127,954.14 (provided, if the Security Deposit is a letter of credit, that Tenant provides to Landlord a replacement letter of credit in the applicable reduced amount prior to such reduction). If Tenant's gross sales for such fiscal year just ending, as indicated bv such financial statement and other proof, did not exceed $75,000,000.00, or if Tenant fails to
                                       46

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provide such financial statement and other information within ninety (90) days after the end of such fiscal year, the Security Deposit shall be increased to (or shall, if then at such amount, remain at) $255,908.28 (and Tenant shall immediately pay to Landlord sufficient funds to so increase the Security Deposit or a replacement letter of credit in such increased amount).

            (e) If the Security Deposit is a letter of credit, the provisions of this subparagraph (e) shall apply. The letter of credit shall be issued by a reputable banking institution having an office in New Jersey and shall be presentable for payment at an office of such institution located in New Jersey. Tenant shall deliver to Landlord at least thirty (30) days prior to the expiration of the letter of credit a replacement letter of credit issued by the same financial institution as issued the expiring letter of credit (or such other reputable banking institution as is reasonably acceptable to Landlord), in the same form as the expiring letter of credit (or in such other form as is acceptable to Landlord). If Tenant fails to timely deliver any such replacement letter of credit, such failure shall, without the need for any additional notice from Landlord, constitute an Event of Default under this Lease. The letter of credit shall be irrevocable, shall name Landlord and any successor-in-interest of Landlord as beneficiary, shall be unconditional except as to require a sight draft drawn on the issuing bank to be tendered by the beneficiary at said bank's office, and shall otherwise be in such form as may be required by Landlord. The term "letter of credit" shall mean the original letter of credit delivered to Landlord and each replacement thereof delivered to Landlord during the Term of this Lease.

11.7        Lien on Personal Property.

            Landlord hereby waives its statutory, common law or any other, lien or right of distraint that Landlord as now or which may in the future become available to it with regard to Tenant's Property. Landlord agrees, upon the request of Tenant, to enter into an agreement with Tenant's lender, in a form reasonably acceptable to Landlord, confirming the waiver stated in the preceding sentence with respect to Teaant's Property and stating that Landlord will, in the event of a default by Tenant under its agreement with its lender, allow such lender to have reasonable access, in accordance with such agreement and on terms reasonably acceptable to Landlord, to the Premises in order for such lender to take possession of Tenant's Property.


                ARTICLE 12 - LIMITATIONS ON LAINDLORD'S LIABILITY

12.1        Limitation to Landlord's Estate.

            Tenant shall look only to Landlord's estate and property in the Real Property for the satisfaction of Tenant's remedies, or for the collection of judgment (or other judicial process), against Landlord hereunder, and no other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure or the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

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12.2        No Liability For Certain Damages, Etc.

            Landlord shall have no liability to Tenant for (a) any damage or loss caused by other tenants or other persons in, upon or about the Real Property, or caused by operations in construction of any public or quasi-public work, or (b) except to the extent caused by Landllord's negligence or willful misconduct, any other loss or damage to persons or property (including any property of Tenant or any Tenant Party). Further, Landlord, even if negligent, shall not be liable to Tenant for consequential damages, whether arising out of any loss of use of the Premises or any Tenant Improvements or other Tenant's Property therein or otherwise.

12.3        Events of Force Majeure

            Landlord shall have no liability to Tenant if Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of one or more Events of Force Majeure.

12.4        Withholding of Consents/Approvals.

            If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

                        ARTICLE 13 - GENERAL DEFINITIONS

13.1        General Definitions.

            For purposes of this Lease, the following terms shall have the meanings indicated:

            "AFFILIATE", of any person, shall mean a corporation, partnership or other entity which controls, is controlled by or is under common control with such person.

            "BASE BUILDING" shall mean (i) the structural elements of the Building, (ii) the walkways, plazas, outdoor stairways and all other improvements and/or landscaping on the Land, (iii) the pedestrian, freight and service entrances to the Building, (iv) the Public Areas and all improvements, fixtures and equipment therein, (v) the Building's utility and other mechanical rooms and closets (including electrical, telephone and janitorial rooms and closets and fan rooms) and the Building's equipment, storage and service rooms and areas, and all improvements, fixtures and equipment therein, (vi) the Building's columns, shafts, stacks, pipes, ducts and other conduits, (vii) the Building Systems and all other facilities and equipment which are used for the provision of Building Services (whether or not located in the Premises); excluding, however, in all events, the Premises, Tenant's

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Improvements and Tenant's Property as well as other leasable areas of the
Building and the improvements and betterments, and the moveable personal property, of other tenants of the Building.

            "BUILDING SYSTEMS" shall mean all the electrical, HVAC, mechanical, chilled/condenser water, sanitary, sprinkler, utility, power, plumbing, cleaning, fire control, alarm and prevention systems, elevator, escalator, window washing, waste compacting and removal, lighting, life safety, security and other systems of the Building (together with all related equipment), brought to (and including), but not beyond, the point of distribution or connection to the Premises or to Tenant's Improvements, provided, that all components of the Building's sprinkler system up to and including the main sprinkler loop on each floor (but excluding the sprinkler heads) and all components of the Building's plumbing system in or serving the Core Lavatories shall be deemed to be included in within the term "Building Systems"; excluding, however, in all events, Tenant's Improvements and Tenant's Property as well as the improvements and betterments, and the moveable personal Droperty, of other tenants of the Building.

            "CONTROL" shall mean (i) in the case of a corporation, either (A) ownership or voting control, directly or indirectly, of at least fifty (50 %) percent of all the voting stock, or (B) the power to direct the management and policies of such corporation, (ii) in case of a partnership or joint venture, either (x) ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership (or similar) interests therein, or (y) the power to direct the management and policies of such partnership or joint venture, and (iii) in the case of any other entity, either (x) ownership, directly or indirectly, of at least fifty (50%) percent of all the equity or other beneficial interest(s) therein, or (y) the power to direct the management and policies of such entity.

            "CORE LAVATORIES" shall mean the Building's core lavatories (including all toilets, urinals, partitions, flooring, tiling, sinks, piping, counters and other equipment therein from time to time).

            "DEFAULT RATE" shall mean an interest rate equal to the Interest Rate, Plus four percent (4%) per annum.

            "EVENT OF FORCE MAJEURE" shall mean (1) any strike, lock-out or other labor trouble, governmental preemption of priorities, or other controls in connection with a national or other public emergency, or any shortage of materials, supplies or labor, or (ii) any failure or defect in the supply, quantity or character of electricity, water, oil, gas, steam or other utility furnished to the Premises, by reason of any Legal Requirement or any requirement, act or omission of the public utility or other person(s) serving the Building with electricity, water, oil, gas, steam or other utility, or (iii) any accident, fire or other casualty, or other act of God, or (iv) any other event, whether similar or dissimilar, beyond Landlord's reasonable control.

            "GOVERNMENTAL AUTHORITY" shall mean the United States, the State of New Jersey, the Township of Piscataway, and/or any political subdivision thereof any thereof, and/or any agency, department, commission, board or instrumentality of any thereof.

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            "INSURANCE REQUIREMENTS" shall mean all orders, rules, regulations, requirements, policies or recommendations of any board of fire underwriters, fire rating organization, insurance rating organization any other body exercising the same or similar functions to the foregoing (collectively, insurance rating organizations) which have jurisdiction over, or otherwise make rates or findings in respect of, all or any part of the Real Property.

            "INTEREST RATE" shall mean an interest rate equal to two percent (2%) above the so-called annual "BASE RATE" of interest established and approved by The Bank of New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

            "LANDLORD" shall mean only the fee owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of an Underlying Lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in an Underlying Lease of the Building or such portion of the Building, the transferor shall, except as otherwise provided for herein, be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall, except as otherwise provided for herein, be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

            "LANDLORD PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed,
(2) any Underlying Lessor or any principal, partner, member, officer, stockholder, director, employee or agent thereof, and (3) any Mortgagee or any principal, partner, member, officer, stockholder, director, employee or agent thereof; and "LANDLORD PARTIES" shall have the corresponding plural meaning.

            "LEGAL REQUIREMENTS" shall mean all applicable laws, statutes and ordinances (including codes, approvals, permits and zoning regulations and ordinances) and the orders, rules, regulations, interpretations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other sub-divisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force.

            "PERSON" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

            "PUBLIC AREAS" shall mean, collectively, the areas of the Real Property which, from time to time, are open to the public as means of ingress and egress to and from the Building and the various parts thereof, including the public walkways on the Land, the Building's public street entrances, the Building's ground floor and other public lobbies (and, with respect to any multi-tenanted floor, any common elevator lobbies thereon), the Building's public hallways, corridors and passages (and, with

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



respect to any multi-tenanted floor, any common corridors thereon), the Building's public stairways, and, with respect to any multi-tenanted floor, the Core Lavatories thereon serving more than one Tenant.

            "REAL PROPERTY" shall mean, collectively, the Building, inclusive of the Base Building, and all improvements, fixtures, facilities, machinery and equipment comprising a part of, or located in or used in the operation of, the Building (including without rotation all improvements and betterments of tenants), as well as all personal property located in the Building which is used in the operation thereof, the Land, the curbs, sidewalks and plazas immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building and/or the Land.

            "STRUCTURAL ELEMENTS", of the Building, shall mean the Building's roof, roof terraces, slabs, beams, columns, girders and other structural members and connections, as well as the Building's exterior walls, window frames and windows and all other parts of the Building's structure and supports.

            "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease.

            "TENANT PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of tenant or of any partner or member of any partnership constituting Tenant, disclosed or undisclosed, or (2) any subtenant of Tenant or any other party claiming by, through or under Tenant, or any principal, partner, member, officer, stockholder, director, employee or agent of such subtenant or such other party; and "Tenant Parties" shall have the corresponding plural meaning.

            "UNTENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that the Premises, or such portion thereof, is not capable of being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder (and, accordingly, that the Premises, or such portion thereof, is not being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder); and "TENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that the Premises, or such portion thereof, are not untenantable.

13.2        Terms, Phrases and References.

            In addition, as used in this Lease, the following terms, phrases and references, shall have the meanings indicated:


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            (a) The term "ALTERATIONS" shall include additions, deletions, improvements and/or any other chances.

            (b) The phrase "AND/OR" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

            (c) The terms "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

            (d) The term "INCLUDING", whenever used herein, shall mean "including, without limitation", except in those instances where it is expressly provided otherwise.

            (e) The term "REPAIRS" shall include, as appropriate, replacements.

            (f) The provisions of this Lease which (i) provide that "LANDLORD SHALL HAVE NO LIABILITY TO TENANT" for any act, omission or other event, (ii) provide that any act, omission or other event shall be "WITHOUT LIABILITY ON THE PART OF LANDLORD", (iii) provide that Landlord may perform an act or exercise a right, or permit another person to do so, "WITHOUT INCURRING ANY LIABILITY TO TENANT THEREFOR", or (iv) provide, with words of similar import, that Landlord is similarly not liable to Tenant for a given act, omission or other event, shall, in the case of each such provision, mean that (x) Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations hereunder, and (y) neither Tenant nor any Tenant Party shall have any claim (of any kind or nature whatsoever, at law or in equity) against Landlord or any Landlord Party (or otherwise be entitled to any compensation from Landlord or any Landlord Party) for any loss or injury suffered by reason of such act, omission or other event.

                           ARTICLE 14 - MISCELLANEOUS

14.1        Notices.

            Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this Lease (collectively, "notices") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the States of New York or New Jersey (in which event such notice shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day, so mailed), or
(ii) overnight courier service (in which event such notice shall be deemed to have been given, rendered or made when delivered), and to the other party at the address(es) hereinabove set forth at the beginning of this Lease (except that, after the Commencemenr Date, the address for Tenant shall be the Premises), and in the case of a notice to Landlord, with copies to:

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



                        Linque Management Company, Inc.
                        30l Route 17 North, 9th Floor
                        Rutherford, New Jersey 07070
                        Attn:  Joel J. Bergstein, Vice President

                        and to:

                        Earp Cohn P.C.
                        222 Haddon Avenue
                        Westmont, New Jersey 08108
                        Attn: Richard B. Cohn, Esquire

and in the case of a notice to Tenant, with a copy to:

                        Parker Chapin Flattau & Klimpl, LLP
                        1211 Avenue of the Americas
                        New York, New York 10036
                        Attn: James Alterbaum, Esquire

Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.

14.2        Brokerage.

            14.2.1 Tenant covenants, warrants and represents to Landlord that no broker, other than Insignia/ESG, Inc., and Linque Management Company, Inc. (together, "BROKER"), was instrumental in bringing about or consummating this Lease and that Tenant has had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than Broker. Landlord agrees to pay Broker pilrsuant to a separate agreement or agreements.

            14.2.2 Landlord covenants, warrants and represents to Tenant that no broker, other than Broker, was instrumental in bringing about or consummating this Lease and that Landlord has had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker, including Broker.


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14.3        Estoppel Certificates.

            Tenant, at any ime and from time to time, on or prior to the tenth
(10th) day following a written request by Landlord, shall execute and deliver to Landlord (and/or to a party designated by Landlord) a statement (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying to the Commencement Date, Expiration Date, and the dates to which Rent has been paid, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease (and, if so, specifying each such default of Tenant shall have knowledge), and (iv) stating whether or not, to the best knowledge of Tenant, any Event of Default has occurred which is then continuing (or any event has occurred which with the giving of notice or passage of time, or both, would constitute an Event of Default), and, if so, specifying each such event. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request. Upon Tenant's request, Landlord shall provide Tenant and/or Tenant's lender, assignee or subtenant with a similar certificate executed by Landlord or a party designated by Landlord.

14.4        Affirmative Waivers.

            Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding ommenced by Landlord to recover possession of the Premises. Tenant hereby waives any right of redemption or similar right that it may have with respect to this Lease after the termiantion hereof.

14.5        No Waivers.

            14.5.1 No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by Tenant. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.

            14.5.2 The receipt by Landlord of Rent with knowledge of any default by Tenant shall not be deemed a waiver of such default, and no provision of this Lease, or anv default by Tenant hereunder, shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

            14.5.3 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent. No endorsement or statement of any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to

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Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

14.6        No Representations.

            Tenant expressly acknowledges and agrees that Landlord has not made and is not making and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.

14.7        Memorandum of Lease.

            Tenant shall not record this Lease or any memorandum hereof.

14.8        Partnership Tenant.

            If, at anytime during the Term, Tenant shall be a partnership (or be comprised of two (2) or more persons) (any such partnership and/or such persons being herein called "Partnership Tenant"), then the liability of each of the parties comprising Partnership Tenant (whenever such parties shall be admitted or become partners) shall be joint and several.

14.9        Authority of Parties.

            Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

14.10       Governing Law; Arbitration.

            14.10.1 This Lease shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

            14.10.2 Any controversy or claim arising out of or relating to this Lease, or any breach or alleged breach thereof (except with respect to a failure by Tenant to pay Rent in accordance with the terms of this Lease, which specifically shall not be subject to this Section 14.10.2), shall be settled by arbitration under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association, or any successor organization (the "AAA") (presently Rules 53 through 57 and, to the extent applicable Rule 19), provided, however, that with respect to any such arbitration, (a) the list of arbitrators referred to in Rule 54 shall be returned within five (5) days from the date of mailing, but shall include only real estate brokers, attorneys and/or appraisers licensed in New Jersey having at least ten (10) years experience in commercial leasing, (b) the parties shall notify the AAA by telephone, within four (4) days, of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list

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



submitted by the AAA and was not objected to in accordance with the second paragraph of Rule 54, (c) the notice of hearing, referred to in Rule 55 shall be four (4) days in advance of the hearing, (d) the hearing shall be held within seven (7) days after the appointment of the arbitrator, (e) the arbitrator shall have no right to award damages, (f) the decision and award of the arbitrator shall be final and conclusive on the parties and (g) judgment may be had on the decision and award of the arbitrator in any court of competent jurisdiction.

14.11       Entire Agreement; Modifications.

            This Lease represents the entire agreement of the parties, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely express the agreement of the parties. No amendment, surrender or other modification of this Lease shall be effective unless in writing and signed by the party to be charged therewith.

14.12       Severability.

            If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

14.13       Interpretation.

            The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. Whenever in this Lease the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter lenders, and, in each case, vice versa, as the context may require.

14.14       Third Party Beneficiaries.

            The rights in favor of Landlord and Tenant set forth in this Lease shall be for the exclusive benefit of Landlord and Tenant, respectively, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.

14.15       Submission of Draft Lease.

            The submission of the lease in draft form shall be deemed submitted solely for each party's consideration and not for acceptance and execution. Such submission shall have no binding force


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



or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

14.16       Counterparts.

            This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

14.17       Relocation.

            INTENTIONALLY DELETED.

                       ARTICLE 15 - ADDITIONAL PROVISIONS

15.1        Renewal Options.

            15.1.1 (a) Tenant, provided this Lease shall then be in full force and effect, shall have the option (herein called the "FIRST RENEWAL OPTION") to extend the Term for an additional five (5) year period (the "FIRST RENEWAL TERM"), which First Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the fifth (5th) anniversary of the Expiration Date (such anniversary being herein called the "FIRST RENEWAL EXPIRATION DATE"). The First Renewal Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called the "FIRST RENEWAL NOTICE"), which notice shall be received by Landlord not later than the date that is twelve (12) months prior to the Expiration Date (time being of the essence). Landlord, at its option, may render the First Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in material default under this Lease beyond any applicable notice and/or cure period.

                        (b) Tenant, provided this Lease shall then be in full force and effect, shall have the option (herein called the "SECOND RENEWAL OPTION"; the First Renewal Option and the Second Renewal Option are sometimes referred to herein individually as a "RENEWAL OPTION") to extend the Term for an additional five (5) year period (the "SECOND RENEWAL TERM"; the First Renewal Term and the Second Renewal Term are sometimes referred to herein individually as a "RENEWAL TERM"), which Second Renewal Term shall commence on the date immediately succeeding the First Renewal Expiration Date, and end on the fifth
(5th) anniversary of the First Renewal Expiration Date (such anniversary being herein called the "SECOND RENEWAL EXPIRATION DATE"; the First Renewal Expiration Date, and the Second Renewal Expiration Date are sometimes referred to herein individually as a "RENEWAL EXPIRATION DATE"). The Second Renewal Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called the "SECOND RENEWAL NOTICE", the First Renewal Notice and the Second Renewal Notice are sometimes referred to herein individually as a "Renewal Notice"), which notice shall be received bv Landlord not later than the date that is twelve (12) months prior to the First Renewal

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



Expiration Date (time being of the essence). Landlord, at its option, may render the Second Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in material default under this Lease beyond any applicable notice and/or cure period.

            15.1.2 If Tenant exercises the Renewal Option in question in accordance with the terms set forth above, then this Lease shall thereupon be extended for the Renewal Term in question upon all the same terms, covenants and conditions as are contained in this Lease and applicable prior to such Renewal Term, except that for, and during, the Renewal Term in question: (1) the Fixed Rent shall be the Renewal Term Fixed Rent (as hereinafter defined) for the Renewal Term in question, as determined as hereinafter set forth; (2) the Expiration Date shall be the Renewal Expiration Date for the Renewal Term in question; (3j) any provisions of this Lease setting forth (i) workletter or other work obligations of Landlord, (ii) work allowances or contributions to be made by Landlord or (iii) Rent concessions or "free rent" periods, shall not apply; and (4) the provisions of Section 15.1.1 above relating to Tenant's right to renew the Term for the Renewal Term in question or any prior Renewal Term shall not be applicable.

            15.1.3 (a) As used herein, the term "RENEWAL TERM FIXED RENT" for the Renewal Term in question shall mean a fixed rent payable at a per annum rate equal to the product of (i) the Renewal Fair Market Fixed Rent for such Renewal Term, multiplied by (ii) the number of rentable square feet in the Premises.

                        (b) As used herein, the term "RENEWAL FAIR MARKET FIXED RENT" for the Renewal Term in question shall mean the fixed rent, per rentable square foot per annum, that a willing tenant would pay and a willing landlord would accept for a hypothetical lease of the Premises having a 5-year term (commencing with the commencement of the Renewal Term in question), and providing for fixed annual rent on a level payment basis throughout such term (i.e., no step-ups in fixed rent), assuming: (i) that the Premises were being demised by such hypothetical lease in their "as is" condition as of the date that Tenant exercised the Renewal Option in question; (ii) that the terms of such hypothetical lease would (x) include a work allowance or contribution to be paid by such willing landlord to such willing tenant in an amount equal to the amount, if any, that Landlord in its Initial Renewal Rent Notice (as hereinafter defined) has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution),
(y) include a free rent period during which such willing tenant would not pay any fixed rent having a duration equal to the free rent period, if any, that Landlord in its Initial Renewal Rent Notice has indicated it is willing, to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period), and (z) otherwise be the same terms and conditions as are provided for in this Lease for the Renewal Term in question; and (iii) that such willing landlord would be paying a brokerage commission in respect of such hypothetical lease equal to the brokerage commission, if any, payable by Landlord to Broker or any other broker to whom a commission may be owing in connection with the Renewal Term in question.

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                        (c) During the thirty (30) day period (the "RENEWAL
INITIAL PERIOD") following Tenant's exercise of the Renewal Option in question (i.e., after Landlord's receipt of the Renewal Notice exercising such Renewal Option), Landlord and Tenant shall attempt to agree upon the Renewal Term Fixed Rent for the Renewal Term in question (including any concessions to be provided in connection therewith), and prior to the expiration of the Renewal Initial Period Landlord shall give Tenant written notice (the "INITIAL RENEWAL RENT NOTICE") containing (i) Landlord's determination of the Renewal Term Fixed Rent for the Renewal Term in question ("LANDLORD'S RENEWAL RENT DETERMINATION"), (ii) the amount of any work allowance or contribution that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), and (iii) the duration of any free rent period that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period). If Landlord and Tenant fail to agree upon the Renewal Fair Market Fixed Rent for the Renewal Term in question within the Renewal Initial Period, then Tenant may, by written notice (a "RENEWAL APPRAISAL NOTICE") received by Landlord before the expiration of twenty (20) days after the expiration of the Renewal Initial Period, elect to have the Renewal Fair Market Fixed Rent for the Renewal Term in question determined by appraisal in accordance with the provisions set forth on Exhibit H annexed hereto. If Landlord fails to provide Tenant with an Initial Renewal Rent Notice within the Renewal Initial Period, and Tenant gives Landlord a Renewal Appraisal Notice, then, notwithstanding anything to the contrary contained herein, Landlord shall pay the reasonable cost obtaining Tenant's Renewal Rent Determination (as defined in Exhibit H). If Landlord does not receive a Renewal Appraisal Notice from Tenant before the expiration of such twenty (20) day period, Tenant and Landlord shall be conclusively deemed to have agreed to Landlord's Renewal Rent Determination, and the Fixed Rent for the Renewal Term in question shall equal Landlord's Renewal Rent Determination.

                        (d) Upon the final determination of the Renewal Fair Market Fixed Rent (by appraisal in accordance with the provisions set forth on Exhibit H annexed hereto or by agreement of Landlord and Tenant), the Renewal Term Fixed Rent for the Renewal Term in question shall be finally determined. If, as of the first day of the Renewal Term in question, the Renewal Fair Market Fixed Rent shall not have been finally determined, then (i) for the period from the commencement of the Renewal Term in question until the date that the Renewal Fair Market Fixed Rent is finally determined (herein called the "RENEWAL PRE-DETERMINATION PERIOD"), Tenant shall make payments, on account of the Renewal Term Fixed Rent for the Renewal Term in question (as and when Fixed Rent is payable under this Lease), in an amount equal to the Fixed Rent in effect immediately prior to the commencement of the Renewal Term in question, and (ii) upon the final determination of the Renewal Fair Market Fixed Rent, the Renewal Term Fixed Rent for the Renewal Term in question shall be finally determined, and if the payments made by Tenant on account of the Renewal Term Fixed Rent for the Renewal Term in question during the Renewal Pre-Determination Period were less than the Renewal Term Fixed Rent for the Renewal Term in question, then Tenant shall pay to Landlord the amount of such deficiency, within twenty (20) days after demand therefor. Tenant shall be provided the work allowance, if any, and free rent period, if any, set forth in the Initial Renewal Rent Notice. Any such free rent period shall commence on the first (1st) day of the Renewal Term in question. Any such work allowance shall

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



be paid to Tenant on account of Alterations performed by Tenant in the Premises in accordance with this Lease during the Renewal Term in question, upon Tenant's delivery to Landlord of invoices for such Alterations and proof of payment thereof and that no construction, mechanic's or materialman's liens have been filed in connection therewith.

            15.1.4 Either party shall, upon the request of the other, execute, acknowledge and deliver to the other an instrument or instruments in form reasonably satisfactory to the requesting party confirming, any terms and conditions of this Lease applicable to either Renewal Option or Renewal Term, including without limitation whether or not a Renewal Option has been exercised and the Fixed Rent for a particular Renewal Term, but any failure of either party to execute, acknowledge and deliver such instrument(s) shall not affect the validity of any Renewal Term or any of the provisions of this Section 15.1.

15.2        Tenant's Expansion Rights.

            With respect to any portion of the Building not included in the Premises that is now or hereafter leased to a third party, in the event any such area under lease thereafter becomes available for lease to a party other than the existing, tenant thereof, and no other tenant of the Building having, an option or preferential right with respect to such area which was granted prior to the execution of this Lease by Landlord and Tenant exercises such option or preferential right with respect to such area, Landlord will notify Tenant of the availability of such area and the terms upon which Landlord is willing to lease such area. Landlord shall not be obligated by this provision to enter into a lease with Tenant with respect to any such area or to negotiate with Tenant with respect to the possible lease of any such area to the exclusion of other potential tenants. The purpose of this provision is merely to assure Tenant that Tenant will be made aware of the existence of newly available portions of the Building that are now or hereafter leased to third parties when such space becomes available.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

            LANDLORD:

            WASHINGTON PLAZA ASSOCIATES,
            L.P., a New jersey limited partnership

            By:         LINQUE REALTY ADVISORS II,
                        L.L.C., its General Partner

                        By: /s/ Chaim A. Wachsman
                                Chaim A Wachsman, Managing Member


            TENANT:

            MICROFRAME, INC.,
            a New Jersey Corporation

            By:/s/ John F. McTigue
                        Name:       John F. McTigue
                        Title:      Executive Vice President

STATE OF NEW JERSEY                             )
                                                )  ss.:
COUNTY OF BERGEN                                )

                        BE IT REMEMBERED, that on this 22 day of February 1999 before me, the subscriber, a Notary Public, of the State of New Jersey, personally appeared Chaim A. Wachsman, the Managing Member of LINQUE REALTY ADVISORS II, L.L.C., the limited liability company described in the within instrument, which limited liability company is the general partner of WASHINGTON PLAZA ASSOCIATES, L.P., the partnership described in the within instrument (herein called the "Partnership"); who I am satisfied is the person who has signed the within instrument; and he thereupon acknowledged that he signed and delivered the said instrument on behalf of the Partnership, by authorization of the aforesaid limited liability company, and that the within instrument is the voluntary act and deed of the Partnership.


            /s/  (Notary)




STATE OF NEW JERSEY                             )
                                                )  ss.:
COUNTY OF MIDDLESEX)

                        BE IT REMEMBERED, that on this 9th day of February, 1999, before me, the subscriber, a Notary Public, of the State of personally appeared before me, the subscriber, a Notary Public, of the State of New Jersey personally appeared John F. McTigue, being [a] [the] Executive Vice President of MicroFrame, Inc., the [corporation] described in the within instrument; who I am satisfied is the person who has signed the within instrument; and he thereupon acknowledged that he signed and delivered the said instrument on behalf of said [corporation], by authorization of the board of directors of the aforesaid [corporation], and that the within instrument is the voluntary act and deed of said corporation.


            /s/ (Notary)

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND


            Lot 14-C, Block 490 as shown on the Township of Piscataway, Middlesex County, New Jersey, Tax Map, Sheet No. 41-A and being more particularly described as follows:

            Beginning at the point of intersection of the easterly line of lands conveyed to the State of New Jersey, by deed dated January 15, 1986 and as recorded in the Middlesex County Clerk's Office in Deed Book 3497, Page 744 with the northerly line of State Highway Route No. 287 as shown on a map entitled "New Jersey Department of Transportation, GENERAL PROPERTY PARCEL MAP, ROUTE 287 ( 1953) section 2, from Somerset-Middlesex County Line to Route 95, Showing Existing Right-of-Way and Parcels to be Acquired in the Township of Piscataway and Borough of South Plainfield, County of Middlesex, Scale: As Indicated, March 1984"; from said beginning point running:

            1. Along said easterly line, North 17 degrees 02 minutes 44 seconds West, 14.34 feet to a point of curvature therein; thence

            2. Northerly along the same on a curve bearing to the right having a radius of 312.58 feet, an arc length of 161.57 feet to a point of tangency therein; thence

            3. Along the same, North 12 degrees 34 minutes 10 seconds East, 249.27 feet to a pint of curvature therein; thence

            4. Northerly along the same on a curve bearing to the left having a radius of 210.00 feet, an arc length of 113.62 feet to a point of tangency therein; thence

            5. Along the same, North 18 degrees 25 minutes 50 seconds West, 5.35 feet to a point of curvature therein; thence

            6. Northerly along the same on a curve bearing to the right having a radius of 24.64 feet, an arc length of 37.04 feet to a point; thence

            7. Along the same, North 18 degrees 25 minutes 50 seconds West, 47.30 feet to a point in the southerly line of Lot 14-A, Block 490, now or formerly Leewong Development Co.; thence

            8. Along said southerly line, North 71 degrees 34 minutes 10 seconds East, 411.49 feet to a point and corner; thence

            9. Along the easterly line of lands now or formerly Leewong Development Co., North 08 degrees 56 minutes 10 seconds West, 100.00 feet to a point; thence

            10. Along the southerly line of Lot 4-A, North 75 degrees 24 minutes 00 seconds East 163.00 feet to a point; thence

            11. Along the westerly line of said Lot 4-A, South 07 degrees 48 minutes 27 seconds East, 478.94 feet to a point; thence

            12. Along the westerly line of said Lot 4-A and Lot 23, South 35 degrees 56 minutes 00 seconds East, 85.80 feet to a point; thence

            13. Along the northwesterly line of Line 13, South 38 degrees 06 minutes 55 seconds West, 424.32 feet to a point in the northerly line of said State Highway Route No. 287; thence

            14. Westerly along said northerly line on a curve bearing to the right having a radius of 6,850.00 feet, an arc length of 421.99 feet to the point and place of beginning.

Contains 9,516 acres, more or less

                                    EXHIBIT B



                             [SEE MASTER FOR INPUT]

                                   EXHIBIT B-1
                                 Specifications

                               DESIGN SPEC PACKAGE
                                  PREPARED FOR:
                                   MicraFrame
                         15 Corporate Place, First Floor


DEMOLITION AND CONSTRUCTION NOTES


            1. REMOVE ALL EXISTING PARTITION WALLS, CEILING TILES, LIGHTS, FINISHES, AND MILLWORK AND PATCH AND REPAIR AS NECESSARY. ALL EXISTING DOORS TO BE REMOVED OR RELOCATED.

            2.          CLEAN ALL EXISTING WINDOW BLINDS, REPLACE ANY DAMAGED
                        BLINDS.

            3. WORKOUT ROOM TO HAVE MEN'S AND WOMEN'S SHOWER (H/C), TOILET, SINK, AND ALL NECESSARY PLUMBING.

            4.          EXECUTIVE TO HAVE TOILET, SINK, AND ALL NECESSARY
                        PLUMBING.

            5. REMOVE EXISTING COMPUTER FLOOR THROUGHOUT, FILL IN LOWERED PORTION TO EXISTING FLOOR LEVEL AT THE FRONT ENTRANCE.

            6. ALL DEMISING PARTITIONS BETWEEN THE USABLE TENANT SPACES AND EXISTING CORRIDORS, LOBBY, AND DOCK AREA ARE TO REMAIN AS EXISTING. WALLBOARD IS TO BE PATCHED AS NECESSARY AND SPACKLED SMOOTH TO ACCEPT WALL FINISHES.

            7. INTERIOR PARTITIONS: PARTITIONS TO BE CONSTRUCTED OF 3-1/2 METAL STUDS WITH ONE LAYER OF1/2" GYPSUM WALLBOARD ON EACH SIDE TO EXTEND TO UNDERSIDE OF CEILING GRID IN TENANT'S INTERIOR SPACE, PARTITIONS TO BE TAPED AND SPACKLED SMOOTH TO ACCEPT WALL FINISHES, PARTITIONS WITH SOUND INSULATION (DESIGNATED ON PLAN) TO BE FULL 3-1/2" ROCK WOOL BATTS, FLOOR TO FULL PARTITION HEIGHT.

            8. NEW DEMISING PARTITIONS WILL BE CONSTRUCTED OF 3-1/2" METAL STUDS WITH ONE LAYER OF 5/8" GYPSUM FIRE RATED WALLBOARD ON


                                      B-1-1

                        EACH SIDE TO EXTEND TO THE UNDERSIDE OF DECK ABOVE SUBJECT TO THE REQUIREMENTS OF THE BUILDINGS EXISTING HVAC SYSTEM, PARTITIONS TO BE TAPED AND SPACKLED SMOOTH TO ACCEPT WALL FINISHES, PARTITIONS WITH SOUND INSULATION (DESIGNATED ON PLAN) TO BE FULL 3-1/2" ROCK WOOL BATTS, FLOOR TO DECK.

            9. 6'-0"X3'-6" CLEAR SAFETY GLASS TO BE INSTALLED IN QA LAB AND NETWORK ROOM AT 3'-6" A.F.F. AS DESIGNATED ON PLAN.

            10. 3'-0"X7'-0" FULL HEIGHT SIDELITE TEMPERED GLASS TO BE INSTALLED ADJACENT TO DOORS AT FINISHED FLOOR LEVEL AS DESIGNATED ON PLAN.


DOOR SCHEDULE

E           EXISTING DOOR, FRAME, AND HARDWARE TO REMAIN.

Rl RELOCATED DOOR AND FRAME, PROVIDE NEW ADA COMPLAINT LEVER TYPE HARDWARE, SATIN CHROME FINISH.

N1 NEW SOLID CORE OAK 3'-0"x7'-" DOOR TO MATCH EXISTING WITH HARDWARE TO BE ADA COMPLAINT LEVER TYPE. SATIN CHROME FINISH.

N2 NEW PAIR OF SLIDINGOAK DOORS, 2'-0" WIDE EACH WITH HARDWARE, SATIN CHROME FINISH.

N3 NEW PAIR OF HERECULITE ENTRY DOORS, 3'-0"x7'-0" (ea.) WITH ADA COMPLAINT HARDWARE AND CLOSER, SATIN CHROME FINISH.

N4 NEW HOLLOW METAL 3'-0"x7'-0" DOOR WITH ADA COMPLAINT LEVER TYPE HARDWARE AND CLOSER, SATIN CHROME FINISH.

N5 NEW PAIR OF HOLLOW METAL DOORS, 3'-0" X 7'-0" (ea.) WITH ADA COMPLIANT LEVER TYPE HARDWARE AND CLOSER, SATIN CHROME FINISH

N7 NEW SOLID CORE OAK 3'-6"x7'-0" DOOR TO MATCH EXISTING WITH HARDWARE TO BE ADA COMPLIANCE LEVER TYPE. SATIN CHROME FINISH.

N8 NEW 3'-0"X7'-0" UPGRADED TEMPERED GLASS DOOR TO MATCH ENTRY DOOR AT FOURTH FLOOR. HARDWARE TO MATCH EXISTING IN FIRST FLOOR LOBBY.


                                      B-1-2

FINISH SCHEDULE

C1 ALLOW $35 BUDGET FOR CARPET MATERIAL AND INSTALLATION. DIRECT GLUE DOWN INSTALLATION. PROVIDE 4" VINYL STRAIGHT BASE, JOHNSONITE OR EQUIVALENT, FINAL SECTION TO FOLLOW.

C2 ALLOW $25 BUDGET FOR CARPET MATERIAL AND INSTALLATION. DIRECT GLUE DOWN INSTALLATION. PROVIDE 4" VINYL STRAIGHT BASE, JOHNSONITE OR EQUIVALENT FINAL SELECTION TO FOLLOW

C3          ALLOW $25 MILDEW RESISTANT CARPET MATERIAL AND INSTALLATION.
            PROVIDE 4" VINYL STRAIGHT BASE.  FINAL SELECTION TO FOLLOW.

VT-1 NEW VINYL COMPOSITE TILE AND 4" BASE, ARMSTRONG PREMIUM EXCELLON OR EQUIVALENT

VT-2 NEW ANTI STATIC VINYL TILE AND 4" BASE, ARMSTRONG STATIC DISIPATED TILE OR EQUIVALENT

CT-1        NEW 18"X18" GRANITE TILE WITH 6" GRANITE BASE, MFG. TBD.

CT-2 NEW 2"X"2" CERAMIC TILE WITH 4" BASE, DAL-KEYSTONE PORCELAIN CERAMIC TILE OR EQUIVALENT

P-1         BENJAMIN MOORE EGGSHELL FINISH PAINT OR EQUIVALENT.  COLOR
            SELECTION TO FOLLOW.

V-1 TYPE II VINYL WALLCOVERING, JM LYNN WALLCOVERING OR EQUIVALENT, FINAL SELECTIONS TO FOLLOW


FINISH NOTES

            1. ALL WALLS IN C-T AND CT-2 AREAS, DINING, AND LUNCHROOM TO HAVE V-1 VINYL WALLCOVERING.

            2.          ALL WALLS TO BE P-1 UNLESS OTHERWISE NOTED.


ELECTRICAL NOTES


                                      B-1-3

            1. IN 225 SF OFFICES, PROVIDE 5 DUPLEX ELECTRICAL OUTLETS AND 3 DATA OUTLETS.

            2. IN 180 SF OFFICES, PROVIDE 4 DUPLEX ELECTRICAL OUTLETS AND 3 DATA OUTLETS.

            3. IN 150 SF OFFICES, PROVIDE 4 DUPLEX ELECTRICAL OUTLETS AND 3 DATA OUTLETS.

            4.          IN ALL OTHER OFFICES, PROVIDE 4 DUPLEX OUTLETS AND 2
                        DATA OUTLETS.

            5. IN ALL OTHER AREAS, PROVIDE 1 WALL ELECTRICAL OUTLET EACH WALL (MAXIMUM 10 FEET APART) AND 1 DATA OUTLET, UNLESS OTHERWISE NOTED.

            6. CORRIDORS AND OPEN OFFICE AREAS TO HAVE 1 DUPLEX OUTLET PER 12'-0" LINEAR FEET.

            7. PROVIDE 20 J BOXES FOR ELECTRIFIED FURNITURE PARTITIONS (10 OF THE 20 TO BE CORE DRILLED)

            8. PROVIDE ALLOWANCE FOR (1) SINGLE POLE WALL SWITCH FOR EVERY ALLOTTED FROM OR (1) SINGLE POLE WALL SWITCH FOR EVERY (16) FIXTURES UNLESS OTHERWISE NOTED.

            9. ALL WALL SWITCHES (INCLUDING DIMMER SWITCHES) AND OUTLETS (INCLUDING DATA) ARE TO BE SPECIFIED AS NEW AND TO HAVE VINYL FACE PLATES TO COORDINATE WITH WALL COLOR.

            10. ALL FLOOR OUTLETS ARE TO BE SPECIFIED AS NEW AND TO HAVE CODE COMPLIANT FACE PLATES.


MILLWORK NOTES

            1. IN THE LUNCHROOM AND COFFEE AREA, PROVIDE PLASTIC LAMINATE COUNTER WITH FULL HEIGHT PLASTIC LAMINATE BACKSPASH, FORMICA "MARTRIX" TYPE SPECKLED LAMINATE OR EQUIVALENT. PROVIDE PLASTIC LAMINATE BASE AND UPPER CABINETS, PROVIDE STAINLESS STEEL SINK AND ALL THE NECESSARY PLUMBING AND FIXTURES


                                      B-1-4

            2.          IN THE LUNCHROOM, PROVIDE DISHWASHER AND ALL NECESSARY
                        PLUMBING.

            3. AT THE COFFEE STATION AREA, PROVIDE PLASTIC LAMINATE COUNTER ACROSS FROM SINK AREA, FORMICA LAMINATE OR EQUIVALENT.

            4. IN THE BOARDROOM, PROVIDE LIGHT STAINED CHERRY VENEER BUILT-IN COUNTER WITH BASE CABINETS, TV MONITOR, AND A/V SCREEN ABOVE.

            5. IN THE MAILROOM, PROVIDE PLASTIC LAMINATE COUNTER WITH BASE CABINETS BELOW, FORMICA LAMINATE OR EQUIVALENT.

            6.          PROVIDE ROD AND SHELF IN ALL COAT CLOSETS.


CEILING/HVAC/LIGHTING NOTES

            1. PROVIDE NEW 2'-0"X4'-0" RECESSED FLORESCENT LIGHT FIXTURE WITH DEEP CELL PARABOLIC LENS TO ACCOMMODATE (3) 34-WATT RAPID START TUBES THROUGHOUT SPACE UNLESS OTHERWISE NOTED. QUANTITY OF FIXTURES SHALL BE (1) EVERY NINETY SQUARE FEET OF NET USABLE TENANT AREA.

            2. PROVIDE NEW 2'-0"X2'-0" RECESSED FLORESCENT LIGHT FIXTURE WITH DEEP CELL PARABOLIC LENS TO ACCOMMODATE (3) 34-WATT RAPID START TUBES IN AREAS DESIGNATED ON PLAN WITH LIGHTING NOTES.

            3.          ALL MODIFICATIONS OF HVAC AND SPRINKLERS ARE REQUIRED.
                        MUST COMPLY WITH ALL APPLICABLE CODES. CLEAN AND RELOCATE EXISTING GRILLS, SUPPLY AND RETURN DUCTS, AND SPRINKLER HEADS, PROVIDE ALLOWANCE FOR ADDITIONAL GRILLS. SUPPLY AND RETURN DUCTS, AND SPRINKLER HEADS AS REQUIRED.

            4. PROVIDE NEW 2'-0"X4'-0X5/8" LAY-IN ACOUSTIC CEILING TILES IN EXISTING GRID AS REQUIRED.

            5. PROVIDE NEW 2'-0"X2'-0X5/8" LAY-IN ACOUSTIC CEILING TILES (UPGRADE) IN EXISTING MODIFIED CEILING GRID IN AREAS DESIGNATED ON PLAN AS CE-1.


                                      B-1-5

            6. PROVIDE NEW RECESSED INCANDESCENT 75 WATT DOWNLIGHTS ON DIMMER SWITCHES IN AREAS DESIGNATED ON PLAN WITH LIGHTING NOTES.

            7. TRAINING ROOM, BOARDROOM, CONFERENCE ROOM, PRODUCTION AREA, AND CONFERENCE AREAS TO HAVE A SEPARATE THERMOSTAT CONTROL SWITCH.

            8. QA LAB AND NETWORK ROOM TO HAVE 24 HOUR AIR AND SEPARATE THERMOSTAT CONTROL SWITCH.

            9. PROVIDE ALLOWANCE FOR EMERGENCY LIGHTING, EXIT SIGNS, AND FIRE PROTECTION SYSTEMS TO CONFORM TO CURRENT CODE REQUIREMENTS.

                                      B-1-6

                                    EXHIBIT C

                            TENANT'S EXISTING LEASES


1. Lease dated May 24, 1989 between Stabo Associates, as Landlord and Microframe, Inc., as Tenant, as amended by agreements dated June 15, 1993 and November 1996 for 8,900 square feet of space at a certain building located and known as 19-21 Meridian Road, Edison, New Jersey.

2. Lease dated July 20, 1995 between 46.25 Associates, L.P., as Landlord and MICROFRAME, Inc., as Tenant for certain space at the premises in the Middlesex Business Center, South Plainfield, New Jersey.

                                    EXHIBIT D

                         Building Rules and Regulations

1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2. Water closets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper, paper towels or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord agrees that the Tenant shall be suitably identified.

4. No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered by Tenant, nor shall any vending machine of any kind be installed in the Building except for Tenant's leased premises without the prior written consent of Landlord.

5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord.

6. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by the Tenant;

            and also the times of moving the same in and out of the Building. All such moving must be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the rig ht to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates army of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

7. No machinery of any kind of articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Business machines and mechanical equipment shall be placed, and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants.

8. No additional look or lock shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Twelve keys will be furnished to Tenant by Landlord; any additional keys requested by Tenant shall be paid by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof. Tenant may install its own cardkey security system, which shall be integrated with the Building card access system.

9. Tenant shall not employ any person or persons for the purpose of cleaning the leased premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be responsible to Tenant for any loss of property from the leased premises, however occurring; or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the leased premises.

11. The requirements of Tenant will be attended to only upon the application at the office of the Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

12. The leased premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited except for microwaves.

13. Tenant shall not conduct, or permit any other person to conduct any auction on the leased premises; manufacture or store good, wares or merchandise upon the leased premises, without the prior written approval of Landlord, except for the storage of unusual supplies and inventory to be used by Tenant in the conduct of its business; permit the leased premises to be used for gambling, make any unusual noises in the Building; permit to be played any musical instrument in, disturb or annoy other tenants; or permit any unusual odors to be produced upon the leased premises.

14. Between 6:00 p.m. and 8:00 a.m. on weekdays, before 8:00 a.m., and after 1:00 p.m. on Saturdays, and all day Sunday and Building Holidays, the Building is closed. Landlord reserves the right to exclude from the Building during such periods all persons who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons to whom such passes are issued and shall he liable to Landlord for all acts of such persons.

15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with any window or door of the leased premises without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17. There shall not be used in the leased premises or in the Building, either by Tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

18. Each Tenant, before closing and leaving the leased premises, shall ensure that all lights are off and all entrance doors locked.

19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building.

            (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

            (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

            (c) the right to install and maintain a sign or signs on the exterior of the Building in keeping with the image of the Building as a corporate office building;

            (d) the exclusive right to use or dispose of the use of the roof of the Building;

            (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

            (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

21. With respect to the Parking Areas, Landlord may issue parking, permits, install a gate system, and impose any other system as Landlord deems reasonably necessary for the use thereof. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking, spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking, area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise, supervise the use of the parking area. Landlord reserves the right to change any existing, or future parking, area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking, rights granted to Tenant hereunder.

22. Tenant shall not use the leased premises or permit the leased premises to be used for the sale of food or beverages other than its vending machines. Except as may be specifically provided for in the Lease, no cooking shall be done or permitted to be done by Tenant in the Building or the Premises, including the preparation of coffee, tea, or other hot beverages. Should Landlord subsequently specifically permit any Tenant, within such Tenant's Premises, to prepare hot coffee, tea or other beverages, then such activity shall be performed only in an area of such Tenant's demised premises, specifically designed for such use, including amongst others a hard floor surface, such as composition or ceramic tile, and the maintenance and cleaning of such area shall be the responsibility of such Tenant. Any damage to the Building or the Premises on account of such use shall be the responsibility of Tenant.

23. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the written approval of Landlord which shall not be unreasonably withheld.

24. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws, or regulations, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

25. Tenant shall comply with all safety fire protection and excavation procedures and regulations established by Landlord or any governmental agency.

26. No tenant use or occupy its premises or the Building, or suffer or permit anyone to use or occupy its premises, in a manner which impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems, (b) constitutes a nuisance, public or private, (c) makes unobtainable from reputable insurance companies authorized to do business in the State of New Jersey all risk property insurance, or liability, elevator, boiler or other insurance at standard rates, (d) increases the premiums or rates under any insurance policy maintained by Landlord for the Building, or (e) discharges objectionable fames, vapors or odors into the Building's fumes or vents or otherwise, except to the extent such fumes, vapors or odors are discharged into flues or vents designed for such purposes and which Tenant, pursuant to the terms of this lease, is permitted to use.

27. No tenant shall use, or suffer or permit anyone to use, its premises or any part thereof, by or for (1) an agency, department or bureau of the United States Government, (ii) any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (iii) an employment or travel agency (other than an executive search firm and other than an employment or travel agency primarily serving Tenant's employees), (iv) any charitable or religious organization or union, (v) a school or classroom, medical or psychiatric offices, (vii) conduct of an auction (other than in the ordinary course of the tenant's business), (viii) gambling activities, (ix) the conduct of obscene, pornographic or similarly disreputable activities, (x) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods,
            (xi) the business of photographic reproductions and/or offset printing (except that Tenant may use portions of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), or (xii) retail use.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

29. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

30. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

31. No smoking is permitted in any portion of the interior of the Building, including all inside Public Areas and all tenant occupied space in the Building.

                                    EXHIBIT E

                               HVAC Specifications

                                Teletrol Systems

                             Sequence of Operations

This text is a documentation of the Teletrol / HVAC sequence of operations at:
Washington Office Plaza, Piscataway, N.J.

INTRODUCTION:

The HVAC building sequence of operations is controlled by a Teletrol 486 Integrator. This IBM based computer is running a customized "C" based language control program, which is written, on an IBM PC compatible text editor. This text file is then compiled into object code and then further processed by the linker locator to form an executable control program. This executable control program consists of the point definitions, sequence of operations for control of these points, user defined variables, and Library functions provided by Teletrol & I.C.C. It is not the intent of this document to familiarize the reader with the "C" programming language but rather with an understanding of the Sequence of Operations. See the Teletrol MCP manual for further information. The control program consists of a number of functions, which run consecutively and are processed every scan of the processor. The following pages contain a Description of each function & the tasks it executes.

WASHINGTON OFFICE PLAZA:

The DDC Controls incorporate two Teletrol 486 Integrators, which are networked together. Controller #1 is supplied with a Modem for remote communications.

CONTROLLER #1:

This controller handles the operations of Rooftop Units #1 thru #7, Air Handlers #1 thru #3, and Light Control.

Note: The sequence of operations for this controller applies to the rooftops & air handlers except the air handlers do not use the HEAT CONTROL FUNCTION, ECONOMIZER MODE FUNCTION, or DISCHARGE AIR RESET FUNCTION. The air handlers Heating Coil & DX Cooling Coils are staged to maintain temperature setpoint.

CONTROLLER #2:

This controller handles the operations of Rooftop Units #8 thru #16.

                                OCCUPIED FUNCTION

The purpose of the Occupied Function is to control the state in which the unit is currently operating in. The different states are as follows: Unoccupied, Occupied, MorningWarmUp, MorningCoolDown, NightSetBack, NightSetUp, Holiday, & Override.

Unoccupied & Occupied:

A point is setup in Teletrol, which displays one of these point values. This point (labeled as Occupied Indicator) is connected to a standard set of 10 Schedules, 1 for each day of the week & 3 special schedules. These schedules can be viewed & set from the MCR. This function compares the current time to the schedules & if one is active it will set the Occupied Indicator to Occupied (which in turn will engage the unit). If not it will set the Occupied Indicator to Unoccupied unless:

MorningWarmUp:

If the Average Space Temperature falls below the Optimum Start Heating Setpoint the indicator is set to (if the unit is to run today) Opt Heat. Accordingly the unit is switched on in heating mode with no outside air available. The unit now runs till occupied mode.

MorningCoolDown:

If the Average Space Temperature rises above the Optimum Start Cooling Setpoint the indicator is set to (if the unit is to run today) Opt Cool. Accordingly the unit is switched on in cooling mode with outside air available. The unit now runs till occupied mode.

NightSetBack:

If the Average Space Temperature falls below the Unoccupied Heating Setpoint the indicator is set to NSB. Accordingly the unit is switched on in heating Mode / with no outside air available. When the temperature rises 5 degrees above setpoint the unit is shut down.

NightSetUp:

If the Average Space Temperature rises above the Unoccupied Cooling Setpoint the indicator is set to NSU. Accordingly the unit is switched on in heating Mode / with outside air available. When the temperature falls 5 degrees below setpoint the unit is shut down.

Holiday:

When a schedule is set to be active the system checks the Holiday list to see if this day is one. If it is the indicator is set to Unoccupied & the unit is left off.

Override:

If after hours operation is required the system monitors the override button. If engaged it activates the unit for a greater amount of time. The unit is then set to run in heating or cooling mode whichever is called for by the system.

                             OPTIMUM START FUNCTION

The purpose of the Optimum Start Function is set the states in which the unit is operating in MorningWarmUp or MorningCoolDown. A point is setup in Teletrol, which displays one of these point values. This function when active sets the Occupied indicator & Optimum Start Indicator accordingly. The different states are as follows: Schedule, MorningWarmUp, & MorningCoolDown.

This function constantly monitors the average space temperature and schedule list. It looks ahead to see if a schedule is to be active today, what time, the Rate of Rise of the unit, and minimum start time.

Example:
The unit is scheduled to be occupied at 8:00 am. The ROR is 1 degree per hour. The minimum start time is 3:00 am. The average space temperature is 68 degrees. The opt_heat setpoint is 72 degrees.

Solution:
The average space temperature is 4 degrees below the occupied temperature setpoint (also the occupied setpoint). It can recover at 1 degree per hour. It will need four hours to make up the 4 degrees. It then starts the unit at 4:00 am.

Example:
The unit is scheduled to be occupied at 8:00 am. The ROR is 1 degree per hour. The minimum start time is 3:00 am. The average space temperature is 65 degrees. The opt_heat setpoint is 72 degrees.

Solution:
The average space temperature is 6 degrees below the occupied temperature setpoint (also the occupied setpoint). It can recover at 1 degree per hour. It will need six hours to make up the 6 degrees. It then starts the unit at 3:00 am. It cannot set the unit on at 2:00 am (which is needed) because the minimum start time is 3:00 am. Raise your minimum start time to 2:00 am.

Schedule:

If the average space temperature is at setpoint this function sets the optimum start indicator and the occupied indicator to schedule.

MorningWarmUp:

If the Average Space Temperature falls below the Optimum Start Heating Setpoint the indicator is set to (if the unit is to run today) Opt_Heat. Accordingly the unit is switched on in heating mode with no outside air available. The unit now runs till occupied mode. If equipped with preheat coil it will be enabled in this mode.

MorningCoolDown:

If the Average Space Temperature rises above the Optimum Start Cooling Setpoint the indicator is set to (if the unit is to run today) Opt_Cool. Accordingly the unit is switched on in cooling mode with outside air available. The unit now runs till occupied mode.

                       FANS/FLOW/STATIC PRESSURE FUNCTION

The purpose of the Fans / Flow / Static Pressure Function is to control the Start/Stop of the fans: supply, return, & exhaust. To monitor the status and regulate VFD ramping and/or Inlet Guide Vanes.

Fans Start/Stop:

This function is directly tied into the occupied function since it commands the state of the unit. The fans are started in every mode but unoccupied or holiday. The safety relays are monitored. Fire, Smoke, High Static. If any of these are tripped the supply fans are immediately shut down.

Fans Flow:

The status of the fans is monitored.

Fans in Commanded State ON:

The Current/Transducers and/or Flow Switches are checked. If an OFF reading is sensed an alarm is generated and if critical will shut down the unit as appropriate.

Fans in Commanded State OFF:

The Current/Transducers and/or Flow Switches are checked. If an OFF reading is sensed switches are operating normally. If an ON reading is sensed the switches may be stuck closed and an alarm is generated.

Static Pressure Control:

The Pressure is controlled by the Trane factory controls by monitoring the actual pressure against the desired pressure setpoint.

                            ECONOMIZER MODE FUNCTION

The purpose of the Economizer Mode Function is to set the mode of operations for the Outdoor Air Dampers, Mechanical Cooling and to calculate the discharge air temperature. There are two modes of operation: ECONOMIZER-Outdoor Air and Mechanical Cooling (if above the lockout temperature). MINIMUM(no outdoor air) - Mechanical cooling Only.

DISCHARGE AIR SETPOINT:

The Discharge Air Setpoint is calculated by comparing the average space temperature against the desired space temperature setpoint. A standard sliding scale is then used to determine the setpoint. As the average space temperature rises the discharge air setpoint is lowered: As the average space temperature falls the discharge air setpoint is raised:

                            AVERAGE SPACE TEMPERATURE

    70.0          71.0          72.0             73.0            74.0
    65.0          62.5          60.0             57.5            55.0

                             DISCHARGE AIR SETPOINT

MODES OF OPERATION:

The mode is selected on outside air enthalpy:

                              OUTSIDE AIR ENTHALPY

  18.0 BTU          19.0 BTU        20.0 BTU         21.0 BTU          22.0 BTU
   ECONO            DEADBAND        DEADBAND         DEADBAND         MECHANICAL
                                      MODE

ECONO MODE:

In Econo Mode the system uses outside air and has mechanical cooling available if the outside ambient temperature is above lockout setpoint. The discharge air setpoint is compared to the actual discharge air temperature. A discharge air reset signal is then sent to the controller to modulate the outdoor dampers and/or to stage the mechanical cooling.

MECHANICAL MODE:

In Econo Mode the systems uses minimum outside air and mechanical cooling. The discharge air setpoint is compared to the actual discharge air temperature. A discharge air reset signal is then sent to the controller to modulate the outdoor dampers and to stage the mechanical cooling accordingly.

                      DISCHARGE AIR RESET CONTROL FUNCTION

The purpose of Discharge Air Reset Control Function is to control the discharge air temperature by resetting the existing Trano Factory Reset Controller. This in turn stages the compressors, and controls the damper operation to maintain discharge air setpoint.

DISCHARGE AIR SETPOINT:

The Discharge Air Setpoint is calculated by comparing the average space temperature against the desired average space temperature setpoint. A standard sliding scale is then used to determine the setpoint. As the average space temperature rises the discharge air setpoint is lowered. As the average space temperature falls the discharge air setpoint is raised:

                            AVERAGE SPACE TEMPERATURE

    70.0              71.0           72.0              73.0           74.0
    65.0              62.5           60.0              57.5           55.0
                             DISCHARGE AIR SETPOINT

RESET CONTROLLER

Referencing the discharge air setpoint the Reset Controller is modulated to maintain Discharge Air Temperature. As the Discharge Air Temperature rises the signal is increased. As the Discharge Air Temperature falls the signal is decreased. This is achieved by referencing the actual Discharge Air Temperature & comparing it to the Discharge Air Temperature setpoint. An enhanced Proportional, Integral, Derivative Loop sequence is incorporated in order to set the output signal of the reset controller (See the Teletrol MCP Programming Manual for a more detailed explanation of PID control). This effectively eliminates reset controller "hunting". Teletrol analog output cards provide a 4-20mA and/or 0-10vdo signal to the reset controller on the unit. The value of the output to the reset controller is the final calculation of the PID LOOP.

NOTE: The range (VDC/mA) & action (actual minus setpoint/setpoint minus actual) of the output signal to the RESET CONTROLLER varies according to the reset controller type.

                       DISCHARGE AIR TEMPERATURE SETPOINT

  55.0       57.0            59.0            61.0          63.0             65.0

                            DISCHARGE AIR TEMPERATURE

  75.0       74.0            73.0            72.0          71.0             70.0

                       RESET CONTROLLER SIGNAL (0-10 vdm)

   0.0     1.0    2.0    3.0   4.0     5.0      6.0     7.0    8.0   9.0   10.0


                              HEAT CONTROL FUNCTION

The purpose of the Heat Control function is to enable the electric baseboard (when the unit is in occupied mode) heat on outside amount air temperature & control of the preheat coil. As it falls below setpoint the electric baseboard heat is enabled. When it rises three degrees above setpoint it is disabled. This three-degree deadband prevents short cycling. When the electric baseboard heat is enabled the baseboard thermostats achieve space temperature control.

HEAT CONTROL

The current setpoint for enabling/disabling the electric baseboard heat are 60.0 degrees and 63.0 degrees.

                             OUTSIDE AIR TEMPERATURE

  59.0         60.0           61.0          62.0        63.0            64.0

                     ELECTRIC BASEBOARD HEAT ENABLE/DISABLE

   ON          HOLD           HOLD          HOLD          HOLD            OFF

PREHEAT COIL

The preheat coil is utilized for morningwarmup, nightsetback, & in occupied mode when the unit cannot make discharge air temperature setpoint. When the return air temperature is below setpoint in these modes the preheat coil is staged accordingly.

                                    EXHIBIT F
                             Cleaning Specifications
I.  TENANT AREA

    A.    Daily Cleaning:

          1. Empty and clean waste baskets and remove contents to disposal area.
          2.  Empty and clean all ash trays.
          3.  Vacuum clean all rugs and carpeted areas.
          4.  Dust furniture, files, fixtures, and all low reach areas.
          5.  Polish all glass furniture tops.
          6.  Clean all water fountains.
          7.  Sweep all private stairways nightly, vacuumed if carpeted.
          8.  Damp mop to remove spillage or spot on hard surface floors.
          9.  Dust all telephones as necessary.
          10. Clean doors, door knobs, light switches and other door areas of frequent use.
          11. Dust all office partitions.
          12. Dust window ledges.

    B.    Wash Rooms (Daily):

          1. Sweep and wash all lavatory flooring, machine scrub where necessary.
          2. Wash and polish all mirrors, powder shelves, all metal and porcelain work.
          3. Wash and disinfect both sides of all toilet seats.
          4. Wash and disinfect all basins, bowls and urinals.
          5. Empty and clean all paper towel and sanitary disposal receptacles.
          6. Fill toilet tissue, soap dispensers, and paper towel dispensers.
          7. Clean flushometers and other metal work as required.
          8. Wash all wall partitions, tile walls, and enamel surfaces from trial to floor, as required.
          9. Vacuum all louvers, ventilating grills and dust light fixtures as required.

    C.    Glass:

          1.  Clean glass entrance doors and adjacent glass panels nightly.
          2.  Clean partition glass and interior glass doors monthly.
          3.  Clean acrylic in accordance with Tenant instructions.

    D.    High Dusting (Four (4) Months):

          1.  Dust all air conditioning diffusers.

          2.  Dust the exterior surfaces of lighting fixtures.

          3.  Dust venetian blinds.

II.         ENTRANCE LOBBY AND PUBLIC AREAS

          1.  Sweep and wash lobby and entrance vestibule floors nightly.
          2. Machine scrub floors as necessary, not less than four (4) times per year.
          3.  Wax, buff, and apply sealer monthly.
          4.  Clean sweep public elevator, lobby and corridor flooring nightly.
          5. Wash stone, ceramic tile, marble or terrazzo flooring once per week.
          6.  Carpeting shall be vacuumed sightly.
          7. Wipe down all metal surfaces in the lobby, exterior of building, entrance, and polish as required (once a week minimum).
          8 Dust all lobby and public corridor walls nightly and wash as required.
          9. High dust and wash all electrical and air conditioning fixtures at least once per month in elevator lobbies, corridors, and entrance lobby.
          10. Dust mail depository nightly.
          11. Telephone booths shall be swept daily and the glass cleaned nightly.
          12. Clean cigarette urns and screen sand an a daily basis.
          13. Clean entrances and lobby doors to remove dirt and finger marks.
          14. Wash all rubber mats and clean wool or nylon runners daily.
          15. Clean and polish marble walls once per week.

III.        ELEVATORS

          1.  Clean saddles, doors, and frames of elevator nightly.
          2. Clean saddles and frames on floors above lobby once per week and vacuum dirt from door tacks nightly.
          3.  Clean inside surfaces of elevator cabs nightly.
          4.  Clean elevator pits weekly or more frequently as necessary.
          5. Vacuum carpets in elevators nightly, and provide regular carpet care which will include spot cleaning nightly and shampooing as needed.

IV.         STAIRWELLS

          1.  Sweep all stairways nightly.
          2.  Spot mop stairways nightly.
          3.  All stairways will be mopped weekly.
          4.  Remove and gum or other foreign debris nightly.
          5.  Dust all handrails nightly.
          6.  Remove all fingerprints from walls on a nightly basis.

V.          CARPETS

           1.  Spot clean carpets, nightly or as needed.
           2.  Carpets may be shampooed upon request additional cost.

VI.         WINDOWS

            Window cleaning will be done two or three times per year as directed, inside and outside surfaces of glass.

VII.        PARKING AREAS

            Power sweep parking field and remove debris from site.

                                    EXHIBIT G

                        Alteration Rules and Regulations

A.          General:

            1. Tenant will make no alterations, decorations, installations, repairs, additions, improvements or replacements (which are hereinafter called "Alterations" and which are the Alterations referred to in the Lease) in, to or about the Premises without the Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord.

            2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed, a complete plan of the Premises, or of the floor on which the Alterations are to occur. Drawings are to be complete with full details and specifications for all of the Alterations.

            3. The proposed Alterations must comply with the Building, Code of the Township of Piscataway, County of Middlesex, State of New Jersey and any other agencies having jurisdiction.

            4. No work shall be permitted to commence without the Landlord being furnished with a valid permit from the Department of Buildings and/or other agencies having Jurisdiction.

            5. All demolition, removals, or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal working hours and Tenant shall provide the Landlord and the Building Manager with at least 24 hours' notice prior to proceeding with such work.

            6. All inquiries, submissions, approvals and all other matters shall be processed through the Landlord and the Building Manager.

            7. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

B.          Procedures for Approval:

            1. Tenant shall submit to the Landlord and the Building Manager a request to perform the work. The request shall include the following enclosures:

                        (i) A list of Tenant's proposed contractors and/or subcontractors for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

                        (ii) Four complete sets of plans and specifications properly stamped by a registered architect and/or professional engineer.

                        (iii) A properly executed application form or Alteration form as may be required by the Township of Piscataway and/or other agencies having jurisdiction.

                        (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Rules and Regulations from Tenant's contractor and from the contractor's subcontractors.

                        (v) Contractor's and subcontractor's insurance certificates including a "hold harmless" in accordance with the Insurance Requirements agreement.

            2. If alterations are generally acceptable and otherwise permitted by the Lease, within ten (10) business days, Landlord will return the following to Tenant:

                        (i) Plans approved or returned with comments (such approval or comments shall not constitute a waiver of Department of Buildings approval or approval of other jurisdictional agencies).

                        (ii) Signed application forms referred to in B.(iii) above, providing proper submissions have been made.

                        (iii) Two fully executed copies of the Insurance Requirements agreement.

                        (iv) Covering transmittal letter.

            3. Tenant shall obtain Department of Buildings approval of plans and a permit from the Department of Buildings and/or other agencies having jurisdiction. Tenant shall be responsible for keeping current all permits.

C.          Requirements and Procedures Prior to Commencement of Work:

            1. At least 7 days prior to the commencement of any Alteration work, Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises.

            2. All work shall be subject to inspection of Landlord's representatives at reasonable times. Tenant covenants to pay as Additional Charges Landlord's reasonable charges for such inspection. Such inspection shall be solely for the benefit of Landlord, and without any obligation or liability whatsoever to Tenant or Tenant's contractors or subcontractors.

            3. Landlord or Landlord's representative shall be reasonably empowered, without any liability to Tenant, its contractors and/or subcontractors, to issue orders of stop work, and/or bar access of the Premises to any contractor and/or subcontractor, whose work is deemed in the reasonable opinion of Landlord and/or Landlord's representative, to be not in accordance with the approved plans and specifications, or to be otherwise detrimental to the Building.

            4. When necessary, in Landlord's reasonable judgment, Landlord will require engineering and shop drawings, which drawings must be reasonably approved by Landlord before work commences on such affected item. All such drawings are to be prepared by Tenant and reviewed by Landlord at Tenant's cost and expense. All approvals shall be obtained by Tenant.

            5. All structural and floor loading requirements shall be subject to the prior approval of Lanlord's structural engineer at Tenant's cost and expense.

            6. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers at Tenant's cost and expense.

            7. All demolition shall be supervised by Landlord's representative at Tenant's expense.

            8. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

            9. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shalt be supervised by Landlord's representative at Tenant's expense. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision at Tenant's expense.

            10. Tenant's contractor shall:

                        (i) have a Superintendent or Foreman on the Premises at all times;

                        (ii) police the job at all times, continually keeping the Premises orderly;

                        (iii) maintain cleanliness and protection of all areas, including elevators and lobbies;

                        (iv) protect all mechanical equipment and thoroughly clean them at the completion of work;

                        (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

                        (vi) avoid the disturbance of other tenants.

            11. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Building porters and other personnel.

            12. All equipment and installations must be equal to the Standards of the Building. Any deviation from Building Standards will be permitted only if indicated or specified oil the plans and specifications and approved by Landlord.

            13. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

            14. Upon completion of the Alterations, Tenant shall submit to Landlord properly executed documents indicating total compliance and final approval by the Department of Buildings of the work, and/or other agencies having jurisdiction.

            15. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

D.          Special Requirements Regarding, Fire Safety System

            1. Tenant acknowledges being advised that the Building has an active Fire Safety System. Tenant shall notify its contractors and subcontractors, an well as all persons and entities who shall perform or supervise any alteration or demolition within the Premises, of such facts.

            2. Demolition by Tenant of all or any portion of the Premises shall be carried out in such manner as to protect equipment and wiring of Landlord's Fire Safety System.

            3. Landlord, after receipt of Tenant's notice of demolition, and at Tenant's expense, shall secure and protect Building, equipment connected to the Fire Safety System in the Premises to be demolished.

            4. Landlord, at Tenant's expense shall make such additions and alterations to the existing Fire Safety System as may be necessary by reason. of alterations made within the Premises either by or on behalf of Tenant or by Landlord, as part of the initial installation, and work, if any, that Landlord is required to perform pursuant to the provisions of this Lease or any work letter or leasehold improvements agreement entered into by Landlord and Tenant.

            5. Landlord's contract fire alarm service personnel shall be the personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Fire Safety System. Tenant reserves the right to propose, subject to Landlord's approval, use of other qualified contractors if cost is excessive in Tenant's opinion.

            6. Landlord, at Tenant's expense, shall repair or cause to have repaired any and all defects, deficiencies or malfunctions of the Fire Safety System caused by Tenant's alterations or demolition of the Premises. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected. Landlord will notify Tenant prior to any action required by above.

            7. During such times that Tenant's alterations or demolition of the Premises require that fire protection afforded by the Fire Safety system be disabled, Tenant, at Tenant's expense, shall maintain fire watch, service deemed reasonably suitable to Landlord.

                      ADDITIONAL STANDARDS AND REQUIREMENTS

Dry Wall:

            1. All drywall partitions are to be constricted in accordance with Building Standard.
            2.  Drywall may not be fastened to any duct work.
            3. All walls butting mullions shall have a proper channel to receive the drywall.

Electrical:

            1. Home runs shall be indicated on plans metallic armored cable shall be used throughout for power and lighting wiring.

            2. Light fixtures shall be Building Standard or as previously approved by Landlord. All lighting fixtures shall be independently supported.

            3. All wiring shall be properly supported and in accordance with local code. All wiring, shall be concealed.

            4. All electrical boxes shall meet code requirements.

            5. All unused conduit and wiring shall be removed.

            6. All wiring shall meet the requirements of the local governing code and of Underwriter's Laboratory.

            7. Special power shall be taken from main distribution board and not from floor distribution panels.

            8. Plans with requirements shall be submitted to Landlord to determine riser capacity.

            9. Tenant shall pay for all electrical design and layout cost for related work.

            10. Building Mechanic or Engineer shall supervise all riser shutdowns.

Telephone:

            1. All telephone wire shall be concealed in conduit or thin wall tubing or approved (NEC) raceway.

            2. Telephone wiring in ceilings shall be Teflon in plenum areas and kept in bundles to specific drops.

            3. Telephone wire will be permitted to be run loose in periphery enclosures only.

            4. No telephone wire shall be run exposed on baseboards or walls.

Doors:

            All wood doors shall be as per Building Standard shall be properly fire rated and bear a fire rating label. All hollow metal doors shall be properly fire rated if they are located in rated partitions.

Hardware:

1.          All hardware shall be as per Building Standard.

            All locks shall be keyed and mastered to Building setup. Two individual keys must be supplied to the Building Manager.

Equipment:

            1. Equipment where approved may be suspended with fish plates through slab or from steel beams depending on load.

            2. All floor loading and steel work shall be subject to the prior approval of the Building structural engineer. All approvals shall be obtained by the Tenant at Tenant's expense. Tenant shall also be responsible for the costs of all inspections by any professional engineers in connection with this work.

Public Areas:

            All public areas shall meet Department of Buildings requirements or requirements of other agencies having jurisdiction.

Air Conditioning

            1. Tenant shall be responsible for alterations to existing air conditioning duct work or systems and for insuring that such work is properly integrated into the existing Building systems with no adverse effects on the Buildings systems. Landlord shall not be responsible for the proper HVAC design within the area of any Tenant Alterations.

            2. The system shall be balanced at Tenant's expense at the completion of the job.

            3.  Tenant shall furnish design balancing report to Landlord.

            4. All air conditioning components shall match existing or shall receive prior approval from Landlord.

            5.  Landlord will not permit any outside louvers.

            6.  All shutoff valves shall be accessible at all times.

            7.  All unused duct work shall be removed.

            8.  All unused equipment shall be removed and returned to Landlord.

            9. All HVAC, kitchen, toilet and equipment exhaust fans systems and any other systems shall be discharged to the atmosphere, and not in ceilings or existing Building return, air systems.

Plumbing:

            1. No water risers shall be shutdown during Building, office hours.

            2. All plumbing work shall conform to local code.

            3. All fixtures shall match existing fixtures.

            4. No exposed plumbing is permitted.

            5. All unused fixtures and piping shall be removed. All unused piping shall be capped at its respective riser.

            6. All unused fixtures shall be returned to Landlord.

            7. A Building mechanic shall supervise all riser shutdowns.

            8. All run-outs from risers shall be copper pipe.

            9. All hot water lines shall be properly insulated, and where necessary, Landlord may require that cold water or waste water lines be insulated.

Blinds and Curtains:

            1. Where applicable, new blinds shall match existing blinds.

            2. Drapery rods may not be supported by any part of the acoustical ceiling system. Rods shall be supported by headers attached to the structure above the ceiling,

            3. If draperies are to be installed by Tenant, such draperies shall be flameproof.

Ceilings:

            1. All ceilings shall meet all requirements of the applicable Building Code.

            2. All acoustic tile ceiling shall meet shall match existing tile ceiling, and conform to Building Standards.

            3. All ceilings are to be supported independently and not from duct work.


                BUILDING STANDARDS FOR MATERIALS AND CONSTRUCTION
PARTITIONS
            CORRIDORS
            3-5/8" metal studs with one layer 5/8" firecode X drywall on each side extending from the floor through suspended ceiling to the structural slab above, filled with thermofiber insulation.

            DEMISING WALLS
            3-5/8" metal studs with one layer 5/8" drywall on each side extending from the floor through suspended ceiling to the structural slab above, filled with sound attenuating insulation.

            INTERIOR DIVIDING WALLS WITHIN TENANT SPACE
            3-5/8" metal studs with one layer 5/8" drywall on each side extending from the floor to the suspended ceiling

            PARTITIONS - GENERAL
            Drywall partitions may not be fastened to ductwork
            Partitions butting mullions shall be installed with a proper channel to receive the drywall. Fastening to the window mullions is not permitted.

DOORS

            TENANT ENTRANCE DOOR(S)
            3'-0 " x 8'-0" - 1/2" Tempered glass door. Virginia Glass Products Corp. Type P, square profile, clear anodized aluminum rails. Concealed overhead closer, wire pulls, cylinder lockser, 2" x 6" clear anodized aluminum frame and 6" square cut aluminum threshold.

            TENANT SECONDARY ENTRANCE DOOR(S)
            3'-0" x 8'-0" x 1 3/4" Particle core wood door, " C " label, - Weyerhaeuser Marshfield Series plain sliced red oak veneer faces. Four brushed chrome finish hinges, PDQ Industries ST Series/Spirit Grade I extra heavy-duty Cylindrical lock set with lever handles brushed chrome finish and keyed to Bui'Lding Master Key system, and overhead door closer device, Frame shall be 2" x 6" x 16 ga. steel, painted to match.

            INTERIOR DOORS
            3'-0" x 8'-0" x 1 3/4" Particle core wood door, - Weyerhaeuser Marshfield Series plain sliced red oak veneer faces. Four brushed chrome finish hinges, PDQ Industries ST Series/Spirit Grade I extra heavy-duty Cylindrical latch set with ball knobs brushed chrome finish. Frame shall be 2" x 6" x 16 ga. steel, painted to match.

 CEILING

            SUSPENSION SYSTEM
            Chicago Metallic Corporation 200 Snap-Grid system. 2'-0" x 2'-0" and module. Finish:
            White.

            CEILING PANELS
            USG Interiors Acoustone "F" Fissured tile. 2'-0" x 2'-0" x 3/4 Shadowline, white finish.


LIGHTING

            LUMINAIRES
            2'-0" x 4'-0" recessed fluorescent parabolic troffers with 3" deep 18 cell aluminum louvers (Columbia Lighting Catalog No. P4 243 043363-1-277) with warm white lamps.

            EXIT LIGHTING FIXTURE
            Lightalarms Model UXE-8

ELECTRICAL INSTALLATION

            WIRING FOR POWER AND LIGHT
            Wiring shall be installed concealed in partitions, and above suspended ceilings. Conduit and wiring shall be properly supported, and may not be attached to ceiling construction. Rigid conduit or thin wall tubing shall be used throughout common areas and electrical closets; flexible armored cable may be used in tenant spaces for power and lighting circuits.

            WIRING FOR VOICE AND SIGNAL
            Telephone wire, and signal cable, in partitions shall be concealed in conduit or thin wall tubing or approved (NEC) raceway. Telephone wire and signal cable run in suspended ceiling plenums shall be Teflon jacketed and kept in bundles to specific drops. Telephone wire will not be permitted to be run loose except in movable wall raceways, nor run exposed on baseboards or walls.


AIR DISTRIBUTION

            AIR DIFFUSERS
            24" x 24" panel type diffusers, white finish. Carnes SKTA.

            RETURN AIR REGISTERS
            T-Bar lay-in, 24" x 24" panels, 1/2" x 1/2" x '/,2", white finish, Carnes RAPA

             DUCTWORK
            Ductwork to be constricted of galvanized steel sheets meeting SMACCNA standards for fabrication and installation. Final connections to diffusers may be flexible metal duct equal to Wiremold 54, and limited to a maximum length of 8'-0".


                             INSURANCE REOUIREMEINTS

Tenant:

Premises:

            The undersigned contractor or subcontractor (hereinafter called "Contractor") has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work (hereinafter called "Work") for Tenant in the Tenant's premises in the Building, Contractor and Tenant have requested the undersigned landlord'hereinafter called "Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to crant such access to Contractor upon and subject to the following terms and conditions:

            1. Contractor acrees to indemnify and save harmless the Landlord, its officers, employees and agents and their affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees arisina out of or in connection with the Work. (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the um extent required by law).

            2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

                                    (a) Workers' Compensation and Employers'
Liability Insurance covering, each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers's Compensation and Employers' Liability Insurance.

                                    (b) Comprehensive General Liability
Insurance Including Coverage for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

                 Bodily Injury and
                 Property Damage:          $5,000,000 per occurrence

                                    (c) Comprehensive Automobile Liability
Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits;

                 Bodily Injury and
                 Property Damage:          $5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Landlord before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord (20) twenty days' prior written notice of the cancellation of any of the foregoing policies.

            3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance;

                                    (a) Comprehensive General Liability
Insurance , including Protective and Contractual Liability Coverages with limits of liability at least equal to the above stated limits.

                                    (b) Comprehensive Automobile Liability
Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

           Bodily Injury and
           Property Damage:         $5,000,000 per occurrence

                        Upon the request of Landlord, Contractor shall require all of its subcontractors en- aged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

           Agreed to and executed this      day of        19  .

           Contractor     Landlord

                                    EXHIBIT H

                              Appraisal Provisions

            If Tenant shall serve upon Landlord, within the time and in the manner required under the Lease, a Renewal Appraisal Notice, then the Renewal Fair Market Fixed Rent shall be determined by appraisal in accordance with the following:

            1. Tenant, by designation in the Renewal Appraisal Notice, shall appoint an appraiser ("TENANT'S APPRAISER"). Landlord or Tenant shall furnish to Tenant's Appraiser a copy of the Initial Renewal Rent Notice. Within thirty (30) days after the date of Landlord's receipt of the Renewal Appraisal Notice, Tenant shall deliver to Landlord the written good-faith determination of Tenant's Appraiser of the Renewal Fair Market Fixed Rent ("TENANT'S RENEWAL RENT DETERMINATION"), based upon the parameters set forth in Section 15.1.3(b) of the Lease. If Tenant falls to deliver to Landlord Tenant's Renewal Rent Determination before the expiration of such thirty (30) day period, then Tenant and Landlord shall be conclusively deemed to have agreed to Landlord's Renewal Rent Determination, and the Fixed Rent for the Renewal Term in question shall equal Landlord's Renewal Rent Determination.

            2. Provided Landlord has received Tenant's Renewal Rent Determination within the time set forth in Paragraph 1 above, Landlord and Tenant's Appraiser, within fifteen (15) days after Landlord's receipt of the Tenant's Renewal Rent Determination, shall jointly appoint a mutually agreeable second appraiser who shall be impartial (herein called the "Final Appraiser") and notify Tenant thereof. If Landlord and Tenant's Appraiser fail to agree upon and appoint the Final Appraiser within such 15-day period, then either Landlord or Tenant may request that the American Arbitration Association ("AAA") appoint the Final Appraiser within ten (10) days after such request, and both parties shall be bound by any appointment so made within such 10-day period. If the Final Appraiser- shall not have been appointed within such 10-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Final Appraiser shall subscribe and swear to an oath to fairly and impartially perform his duties hereunder.

            3. Within fifteen (15) days after the appointment of the Final Appraiser, Landlord shall submit a copy of the Initial Renewal Rent Notice to the Final Appraiser, and Tenant shall submit a copy of Tenant's Renewal Rent Determination to the Final Appraiser. If either Landlord or Tenant shall fail to submit such materials in accordance with the provisions of this Paragraph 3 of this Exhibit H, then the Final Appraiser shall notify any party which failed to submit its required materials of its failure (which notice shall refer specifically to this Paragraph 3 of this Exhibit H), and if, in such event, the failing party does not, within a period of ten (10) days after its receipt of such notice, submit its required materials, then (i) if Tenant failed to so submit its required materials, the Fixed Rent for the Renewal Term shall be determined using Landlord's Renewal Rent Determination, or (ii) if Landlord failed to so submit its required materials, the Fixed Rent for the Renewal Term in question shall be determined using Tenant's Renewal Rent Determination, and any such determination shall be conclusive and binding upon both Landlord and Tenant.

            4. If both Landlord and Tenant submit their respective required materials in accordance with the provisions of Paragraph 3 of this Exhibit H, then the Final Appraiser, within twenty (20) days after its receipt of both sets of required materials, shall select which of Landlord's Renewal Rent Determination or Tenant's Renewal Rent Determination, in his opinion, more accurately reflects the Renewal Fair Market Fixed Rent, and shall notify Landlord and Tenant of such selection in writing. The Renewal Fair Market Fixed Rent set forth in the selected Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.

            5. The fees and expenses of any such appraisal process shall be borne by the parties equally, except that Landlord shall bear the expense, if any, of the Initial Renewal Rent Notice and Tenant shall bear the expense of Tenant's Appraiser, and each party shall bear the expense of its attorneys and experts.

            6. Tenant's Appraiser and the Final Appraiser each shall be a disinterested person of at least five (5) years experience as a real estate appraiser in the State of New Jersey who shall be a member of the "MAI" society of appraisers and shall have had experience as a broker or appraiser of first-class commercial office real estate in the "Piscataway, New Jersey" office market.

            7. It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Renewal Fair Market Fixed Rent shall be based solely on the definition thereof as set forth in Section 15.1.3(b) of the Lease, including the assumptions and criteria set forth in such definitions. The appraisers shall not have the power to add to, modify or change any such Definitions or any other provisions of the Lease, and the Jurisdiction of the appraisers is accordingly limited.


                                       H-2